As filed with the Securities and Exchange Commission on August 1, 2018

Registration No. 333-224906

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

Amendment No. 2

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

FMC GlobalSat Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	4899	82-2691035
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3301 SE 14th Avenue
Fort Lauderdale, FL 33316

Telephone: (954) 678-0697

Emmanuel Cotrel

Chief Executive Officer

FMC GlobalSat Holdings, Inc.

3301 SE 14th Avenue
Fort Lauderdale, FL 33316

Telephone: (954) 678-0697

Copies to:

Ian S. Thompson, Esq.

FMC GlobalSat Holdings, Inc.

3301 SE 14th Avenue
Fort Lauderdale, FL 33316

Telephone: (206) 696-4220

Approximate date of proposed sale to public: As soon as practicable on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(3)
Shares of common stock (4)	510,460	$510,460	$63.55

Shares of common stock (5)	1,693,000	$1,693,000	$210.78

Shares of common stock underlying warrants (6)	846,500	$846,500	$105.39

Total	3,049,960	$3,049,960	$379.72

(1)	Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2)	No market presently exists for our Common Stock. The selling stockholders will initially be offering their shares at a fixed price of $1.00.

(3)	Calculated under Section 6(b) of the Securities Act of 1933 (the “Securities Act”) as the aggregate offering price multiplied by 0.0001245.

(4)	Represents shares of Common Stock issued on December 28, 2017 upon the conversion of outstanding principal and accrued interest under convertible promissory notes purchased pursuant to a private placement bridge financing which had a final closing in November 2017 (the “Bridge Financing”). Proposed maximum aggregate offering price is based on the total amount of proceeds raised in the Bridge Financing. Total number of shares represent 500,000 shares purchased at $0.50 per share with converted principal plus 10,460 shares purchased at $0.50 per share with accrued interest each upon conversion at the closing of the December 2017 Private Placement.

(5)	Represents shares of Common Stock purchased pursuant to a private placement which closed on December 28, 2017 and January 29, 2018, respectively (the “December 2017 Private Placement”). Proposed maximum aggregate offering price is based on the total amount of proceeds raised in the December 2017 Private Placement.

(6)	Represents shares of Common Stock issuable upon the exercise of warrants issued in the December 2017 Private Placement with an exercise price of $2.50 per share. Proposed maximum offering price per share is based on the exercise price of the warrant in accordance with Rule 457(g).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus	Subject to Completion, dated August 1, 2018

FMC GlobalSat Holdings, Inc.

3,049,960 Shares

Common Stock

This prospectus relates to the offer for sale of up to an aggregate of 3,049,960 shares of common stock, par value $0.0001 per share (the “Common Stock”), of FMC GlobalSat Holdings, Inc. by the selling stockholders named herein. We are not offering any securities pursuant to this prospectus. The shares of Common Stock offered by the selling stockholders include 846,500 shares of Common Stock underlying warrants.

Our Common Stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any exchange. We intend to seek sponsorship for the trading of our Common Stock on the OTC Bulletin Board and/or OTCQB Market upon the effectiveness of the registration statement of which this prospectus forms a part, but have not yet initiated any discussions with any such potential sponsors. The shares of our common stock can be sold by selling security holders at a fixed price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and/or OTCQB Market and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (referred to herein as FINRA), nor can we provide assurance that our shares will actually be quoted on the OTC Bulletin Board and/or OTCQB Market or, if quoted, that a viable public market will materialize or be sustained.

Following the effectiveness of the registration statement of which this prospectus forms a part, the sale and distribution of securities offered hereby may be effected in one or more transactions that may take place on the OTC Bulletin Board and/or OTCQB Market, including ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders. See “Plan of Distribution.”

The selling stockholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our Common Stock is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 4 of this prospectus for a discussion of information that should be considered before making a decision to purchase our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 1, 2018.

i

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our Common Stock. These purchasers will purchase our Common Stock at the market price or at a privately negotiated price and will run the risk of losing their entire investments.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus. Because it is a summary, it does not contain all of the information that you should consider in making your investment decision. Before investing in our Common Stock, you should read the entire prospectus carefully, including our consolidated financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

When used herein, unless the context requires otherwise, references to the “Company,” “we,” “our” and “us” refer to FMC GlobalSat Holdings, Inc., a Delaware corporation, collectively with its wholly-owned subsidiary, FMC GlobalSat, Inc, a Florida corporation.

About the Company

FMC GlobalSat Holdings, Inc. (“FGH”) was formed as a Delaware corporation on August 31, 2017. On October 6, 2017, FGH executed an agreement with FMC GlobalSat, Inc. (“FMC GlobalSat” or “FG”), pursuant to which the FGH agreed to acquire all of the issued and outstanding securities of FG in exchange for 10,500,000 newly issued shares of the FGH’s Common Stock. FG was formed as a Florida Limited Liability Company on April 19, 2017 and was later changed to a corporation on November 2, 2017, with an effective date as of April 19, 2017. This transaction is being accounted for as a reverse recapitalization since the stockholders of FG own a majority of the outstanding shares of FGH, and the management and Board of FG became the management and Board of FGH immediately following the merger. Accordingly, FG is the acquirer for accounting purposes and, consequently, the assets and liabilities and the historical operations that are reflected in the financial statements herein are those of FG. The Company mainly operates business through FMC GlobalSat, Inc.

The Company is a provider of global connectivity, currently offering data connectivity to remote or underserved areas through broadband satellite and wireless (cellular). Effective on May 4, 2017, FMC GlobalSat entered into a Master Agreement (the “Kymeta Agreement”) with Kymeta Corporation (“Kymeta”), pursuant to which FMC GlobalSat was appointed as a distributor/reseller of Kymeta’s satellite antenna products and satellite connectivity services. Under the Kymeta Agreement, FMC GlobalSat has been appointed as Kymeta’s exclusive worldwide distributor of its products and services for the renewable energy industry (solar, wind, hydro, biomass and geothermal power plants). FMC GlobalSat also has the right to sell Kymeta products and services in all other industry sectors on a non-exclusive basis where exclusivity has not already been granted to another party (such as for yachts over 24 meters – for which FMC GlobalSat has obtained rights as a sub-distributor on a non-exclusive basis). The initial term of the Kymeta Agreement began (and the effectiveness of the Company’s appointment as a distributor, including the effectiveness of its appointment as the exclusive distributor for the renewable energy industry, started) on May 4, 2017, and will last for five (5) years from the date on which Kymeta notifies the Company that it has met certain performance criteria (the “Performance Notification Date”), as further discussed in the Risk Factor “Limited Scope and Duration of Kymeta Agreement” on page 7. In order to maintain its appointment as the exclusive distributor of Kymeta products and services in the renewable energy sector, the Company must meet certain minimum product purchase targets in five consecutive individual 12 month periods, the first of which will commence on the Performance Notification Date. The Company is currently in discussions with Kymeta regarding the performance criteria and expects to receive the notification that Kymeta has met the performance criteria in the near future. The Company also offers, as an “add on” service to the satellite connectivity services as part of a bundled service, wireless (cellular) data plans through a reseller agreement (the “Aeris Agreement”) with Aeris Mobile Solutions (“Aeris”), a global telecom aggregator, which leverages 550 telecom carriers in 180 different countries. The wireless services are not currently expected to be a material contributor to the Company’s business or revenues. The Company provides satellite and wireless connectivity solutions to markets and industries that require long term visibility into cost, and demand strict adherence to regulatory requirements.

The Company’s main satellite products comprise Kymeta’s KyWay Terminal and KĀLOTM service. Powered by the mTenna® technology, the KyWay Terminal provides high-throughput, mobile communication wherever it is needed, covering land, sea and air, initially utilizing Ku band (fixed) satellite frequencies. The KĀLOTM service, recently jointly developed by Kymeta and Intelsat Corporation, introduced a simplified way to buy and sell Ku band satellite connectivity billed on a “by-the-byte” (data plan) basis to customers and sectors that are currently unreached or underserved by terrestrial networks, or where service through traditional VSAT or Inmarsat providers was considered too expensive. Using Kymeta mTenna u7 antenna subsystem modules (ASMs) and fully integrated KyWay Terminals, KĀLOTM provides easy, flexible satellite connectivity for both fixed and mobile applications, further reducing communication barriers.

In addition to its satellite connectivity offerings, the Company offers certain customers as an add-on service, wireless connectivity to seamlessly deliver 3G and 4G cellular data connectivity across Code Division Multiple Access (CDMA), Global System for Mobiles (GSM), and Long-Term Evolution (LTE) networks, on a resale basis through Aeris, leveraging 550 telecom carriers in 180 different countries, all delivered on a single platform. The Company currently offers various satellite data plans, and satellite data plans bundled with an add-on wireless service, providing the most flexible range of data usage for its customers. The wireless services are not currently expected to be a material contributor to the Company’s business or revenues.

1

The Offering

Common Stock Outstanding	15,203,960 shares

Warrants Outstanding	1,346,500 warrants

Shares of Common Stock, including Shares of Common Stock underlying Warrants, Offered by Selling Stockholders	3,049,960 shares (1)

Use of Proceeds	We will not receive any proceeds from the sale of the Common Stock by the selling stockholders. We would, however, receive proceeds upon the exercise of the warrants held by the selling stockholders which, if such warrants are exercised in full, would be approximately $2,116,250. Proceeds, if any, received from the exercise of such warrants will be used for working capital and general corporate purposes. No assurances can be given that any of such warrants will be exercised.

Quotation of Common Stock:	Our Common Stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any exchange. We are seeking sponsorship for the trading of our Common Stock on the OTC Bulletin Board and/or OTCQB Market upon the effectiveness of the registration statement of which this prospectus forms a part. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can we provide any assurance that our shares will actually be quoted on the OTC Bulletin Board and/or OTCQB Market or, if quoted, that a viable public market will materialize.

Risk Factors	An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our Common Stock.

Transfer Agent	Our Transfer Agent is VStock Transfer, 18 Lafayette Place, Woodmere, New York 11598

(1)	Includes: (i) 2,203,460 shares of our Common Stock being sold by the Selling Stockholders; and (ii) 846,500 shares of our Common Stock underlying the warrants, each exercisable at a price of $2.50 per share, held by the Selling Stockholders.

2

RISK FACTORS

An investment in our Common Stock is speculative and illiquid and involves a high degree of risk, including the risk of a loss of your entire investment. You should carefully consider the risks and uncertainties described below and the other information contained in this prospectus before purchasing shares of our Common Stock. If any of the following risks actually materialize, our business, financial condition, prospects and/or operations could suffer. In such event, the value of our Common Stock could decline, and you could lose all or a substantial portion of the money that you pay for our Common Stock. The risks and uncertainties described below are not the only ones we are facing. Additional risks and uncertainties not presently known to us or that we deem immaterial may also impair our business operations or financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to management’s current view with respect to future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Such forward-looking statements may include projections with respect to market size and acceptance, revenues and earnings, marketing and sales strategies, and business operations. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	our limited operating history;

●	our limited liquidity;

●	our current and future capital requirements;

●	our dependence on business and consumer requirements for data solutions that we offer;

●	our dependence on Kymeta and other third-parties to manufacture and sell us inventory;

●	Kymeta’s ability to maintain or protect the validity of its intellectual property;

●	our ability to retain key executive members;

●	our ability to internally develop products and intellectual property;

●	interpretations of current laws and the passages of future laws;

●	acceptance of our business model by investors;

●	the accuracy of our estimates regarding expenses and capital requirements; and

●	our ability to adequately support growth.

All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

3

The Company distributes/resells Kymeta’s satellite antenna products and connectivity services through the Kymeta Agreement. The market in which the Company operates in is a highly competitive business environment. The Company’s business is and will continue to be affected by government regulation, economic, political and social conditions, consumer response to new and existing products and services, technological developments and, particularly in view of new technologies, the ability to protect intellectual property rights. The Company’s actual results could differ materially from management’s expectations because of changes in such factors. Other factors and risks could also cause actual results to differ from those contained in forward-looking statements. Due to such uncertainties and the risk factors set forth herein, prospective investors are cautioned not to place undue reliance upon such forward-looking statements.

Risk About Our Business

Early Stage Business

As of the date of this prospectus, the Company has limited capital and operating history. Therefore, the Company is subject to the risks involved with any speculative early-stage enterprise. There is no assurance that the Company will successfully offer, market and distribute its licensed products or services. The Company may experience continuing net losses and negative cash flows from operations. The extent of continuing losses and negative cash flows from operations and the time required to reach profitability are highly uncertain. There is no assurance that the Company will be able to achieve profitability or that profitability, if achieved, can be sustained on an ongoing basis. Such risks for the Company include, but are not limited to:

●	An evolving, unpredictable and unproven business model;

●	An intensely competitive developing market;

●	Rapidly changing technology;

●	Managing growth;

●	Dependence on key personnel;

●	Dependence on perpetuation of a distributor agreement with Kymeta;

●	Dependence on Kymeta continuing to offer favorable pricing for its hardware and satellite services;

●	Dependence on successful commercial operations by Kymeta;

●	Limited operating capital and limited access to credit; and

●	Other unforeseen changes and developments.

In order to address these risks, the Company must, among other things:

●	Implement and successfully execute its business strategy;

●	Provide superior customer service;

●	Respond to competitive developments;

●	Attract, retain and motivate qualified personnel; and

●	Respond to unforeseen and changing circumstances.

The Company cannot make the assurance that it will succeed in addressing these risks.

Ability to Continue as a Going Concern

The Company is in its early stage, has limited liquidity, limited operations, and has incurred a net loss of $423,621 and $779,648 during the unaudited three months ended March 31, 2018 and the period from April 19, 2017 (inception) through December 31, 2017, respectively. The Company's primary source of operating funds since inception has been from the issuance of convertible notes, the sale of Common Stock and warrants in a private placement (see Note 7 of Financial Statements), cash proceeds from revenue generated by sales, and the issuance of common shares to its founders. We anticipate negative cash flows for the foreseeable future, as we expect to incur operating expenses with the continued development and expansion of our business. Our expenses include selling and marketing, customer support, and general and administrative expenses. There can be no assurance that we will ever achieve or sustain profitability on a quarterly or annual basis. Since we have incurred continuing losses from operations and are dependent upon future sources of equity or debt financing in order to fund our operations, there is substantial doubt about the Company’s ability to continue as a going concern within one year from the date the accompanying financial statements are issued. Management’s plans regarding these matters are also described in Note 2 of the accompanying financial statements for the period from April 19, 2017 (inception) through December 31, 2017. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

4

Competition Within the Satellite Industry

The Company will be subject to significant and intensifying competition within the satellite industry and from other providers of communications capacity. The Company’s ability to sell products and services will depend on: Kymeta’s ability to develop new products and services to remain competitive and on the Company’s ability to resell such products and services; its ability to develop, adopt or have access to new technologies; its ability to successfully implement its marketing, sales and promotion strategy; its ability to maintain and grow market share in the industry; and the adverse impacts from potential changes in U.S. and international regulatory environments affecting the satellite and communications industries. The Company’s failure to compete effectively would adversely affect the Company’s results of operations, business prospects and financial condition.

Declining Pricing and Margins Resulting from Significant Competition

The average selling prices and margins of remote telecommunications services historically have declined over their life cycles. This trend reflects, in part, the intense competition in the industry. The Company will compete not only against other distributors of Kymeta products and services in areas outside of renewable energy sector, but it will also effectively compete with other distributors and providers of fixed satellite services, as well as mobile satellite services that the Company does not distribute. The competitive environment may result in downward pressure on pricing and lower margins. The downward pricing pressure may lead to period over period declines in the Company’s operating results from time to time.

Fluctuations in Operating Results

Given the early stage of the Company and the rapidly evolving nature of the markets in which the Company will be competing, the Company expects to experience significant fluctuations in the future operating results due to a variety of factors, many of which are outside of its control. Factors that may adversely affect the Company’s operating results include, without limitation, the following:

●	The acceptance and use of Kymeta’s and/or the Company’s services and products;

●	Availability of inventory from Kymeta;

●	The timing of sales to customers;

●	The ability of Kymeta and/or the Company to develop and upgrade its products, systems and infrastructure;

●	The announcement or introduction of new products and services by the competitors of Kymeta and/or Company;

●	The amount and timing of operating costs and capital expenditures relating to the expansion of the Company’s business, operations and infrastructure;

●	The Company’s continued access to capital to fund growth and capital expenditures, and

●	General economic conditions and economic conditions specific to the industry.

Developing Market; Unproven Acceptance of the Company’s Services and Products

The markets for the services and products that will be offered by the Company are rapidly evolving and are characterized by an increasing number of market entrants who have introduced or developed competitive service and product offerings. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, or if the products and services offered by the Company do not achieve or sustain market acceptance, the Company’s business, prospects, financial condition and results of operations would be materially adversely affected.

5

Rapid Technological Change

To remain competitive, Kymeta and the Company will be required to continually enhance and improve the responsiveness, functionality and features of the Kymeta and any other offered technology. The satellite technologies and communications industries are characterized by highly complex technology, rapid technological change, changes in user and customer requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices that could at any time render its then existing products and services, as well as proprietary technology and systems, obsolete. The Company’s future success will depend, in part, on Kymeta’s ability to develop leading satellite, antenna and communications software and technologies useful in its business, enhance its existing services, develop new services and technologies that address the increasingly sophisticated and varied needs of its prospective customers, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. The marketing and sale of other proprietary technology entails significant technical and business risks. There can be no assurance that the Company will successfully be able to market or sell any of such new technologies effectively or that such hardware, software and/or technology (proprietary or otherwise) will comply with customer requirements or emerging industry standards. If Kymeta and/or the Company were unable, for technical, legal, financial or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, the Company’s business, prospects, financial condition and results of operations would be materially adversely affected.

Highly Regulated Industry

The Company intends to operate in a highly regulated industry and government regulations may adversely affect its ability to sell its intended products and/or services or otherwise limit the Company’s ability to operate or grow its business.

The Company and/or Kymeta (as the satellite service provider) may be subject to regulatory and licensing requirements in each of the countries in which it will sell products and/or provide services, and its business may be sensitive to regulatory changes in those countries. Countries where the Company may conduct business or their regulatory authorities may adopt new laws, policies or regulations, or change their interpretation of existing laws, policies or regulations, that could cause the Company’s or Kymeta’s existing authorizations to be changed or cancelled, require the Company (directly or indirectly through Kymeta) to incur additional costs, impose or change existing pricing, or otherwise adversely affect its intended operations or revenues. As a result, any currently held regulatory authorizations by the Company or Kymeta are subject to rescission and renewal and may not remain sufficient or additional authorizations may be necessary that the Company (or Kymeta as the satellite service provider) may not be able to obtain on a timely basis or on terms that are not unduly costly or burdensome.

In addition, the provision of some services of Kymeta or our other future services may be dependent upon obtaining and maintaining the necessary licenses, certifications and other approvals, which may or may not be issued or renewed by the applicable regulatory authority. If Kymeta, the Company or the Company’s distributors or its end-users are unable to obtain or retain necessary licenses, certifications and approvals, the Company’s revenue and profitability could be adversely affected.

The Company has not requested or obtained any opinion of counsel or ruling from any authority to determine if its intended operations are in compliance with or violate any laws and regulations of any jurisdiction. In the event that the Company’s intended operations are deemed to violate any laws, the Company could have liability that could cause it to modify or cease its operations.

Dependence on Management

The Company’s performance will depend substantially on the continued services and performance of senior management of the Company and other key personnel. The Company’s performance will also depend on its ability to retain and motivate their other qualified officers and key employees. The loss of the services of any of the executive officers or other key employees of the Company could have a material adverse effect on the Company’s business, prospects, financial condition and results of operation. The Company’s future success also depends on its ability to identify, attract, hire, train, retain and motivate other highly skilled technical, marketing, managerial and financial personnel. Competition for such personnel is intense, and the failure of the Company to attract and retain the necessary technical, marketing, managerial and financial personnel could have a material adverse effect on the Company’s business, prospects, financial condition and results of operations.

6

Management of Growth

In order to maximize the potential growth in the Company’s market opportunities, the Company may have to expand rapidly and significantly. The impetus for expansion could place a significant strain on the management, operational and financial resources of the Company. In order to manage growth, the Company will be required to implement and continually improve its operational and financial systems, expand operations, attract and retain superior management and train, manage and expand its employee base. The Company can give no assurance that it will effectively manage its operations, that its system, procedures, or controls will adequately support operations or that management of the Company will successfully implement its business plan. If the Company cannot effectively manage growth, the Company’s business, prospects, financial condition and results of operations could be adversely affected.

No Assurance on the Future Successful Completion of Strategic Transactions

The Company’s ability to complete future strategic transactions could be important to the successful implementation of its business strategies, including its strategies to strengthen its geographic diversity and broaden its customer base. Successful completion of an acquisition or other similar transaction depends on a number of factors that are not entirely within the Company’s control, including its ability to negotiate acceptable terms, conclude satisfactory agreements and obtain all necessary regulatory approvals. In seeking to acquire a target company, the Company may face competition from other companies interested in acquiring the target company that have significantly greater financial and other resources than the Company has. If the Company needs to finance a transaction, it may not be able to obtain the necessary financing on satisfactory terms and within the timeframe that would permit the transaction to proceed. If any of these factors prevents it from completing one or more strategic transactions, the Company may not be able to expand its business in the manner and on the schedule that it plans. In addition, the Company may incur significant costs arising from its efforts to engage in strategic transactions. These costs may exceed the returns that it realizes from a given transaction. Moreover, these expenditures may not result in the successful completion of a transaction.

Even if the Company completes one or more strategic transactions, it may be unable to integrate successfully the personnel and operations of a new business or achieve the operational synergies or other benefits that it had anticipated. Moreover, it might fail to discover liabilities of a business or operating or other problems prior to completing a transaction. The Company could experience adverse accounting and financial consequences, such as the need to make large provisions against the acquired assets or to write down acquired assets. It might also experience a dilutive effect on its earnings. Depending on how any such transaction is structured, there may be an adverse impact on the Company’s capital structure. Further, an acquisition could disrupt the ongoing business, distract management and employees or lead to increased expenses.

Dependence on Limited Number of Large Customers – Kymeta Agreement Requirements

The Company will likely depend on a limited number of large customers in the renewable energy industry to purchase products and services necessary to meet certain minimum requirements under the Kymeta Agreement. The initial term of the Kymeta Agreement began (and the effectiveness of the Company’s appointment as a distributor, including the effectiveness of its appointment as the exclusive distributor for the renewable energy industry, started) on May 4, 2017, and will last for five (5) years from the Performance Notification Date. In order to maintain its appointment as the exclusive distributor of Kymeta products and services in the renewable energy sector, the Company must meet certain minimum product purchase targets in five consecutive 12 month measurement periods, the first of which will commence on the Performance Notification Date. The Company is currently in discussions with Kymeta regarding the performance criteria and expects to receive the notification that Kymeta has met the performance criteria in the near future. Purchases and sales under the non-exclusive provisions of the Kymeta Agreement outside of the renewable energy industry do not count toward those minimums. In the event that the Company is unable to meet the Kymeta Agreement minimum purchase requirements in any 12 month measurement period, it could lose the exclusivity to sell in the renewable energy space. If the Company were to lose the ability to exclusively sell Kymeta products and services in the renewable energy industry, it would likely have an adverse effect on the Company.

Limited Scope and Duration of Kymeta Agreement

The initial term of the Kymeta Agreement began (and the effectiveness of the Company’s appointment as a distributor, including the effectiveness of its appointment as the exclusive distributor for the renewable energy industry, started) on May 4, 2017 and will continue for five (5) years from Performance Notification Date, which is the date on which Kymeta notifies the Company that it has met the following performance criteria: (i) the ability to maintain constant satellite connectivity 98.5% of the time that there is an unobstructed line of sight, and (ii) the ability to reach data transfer rates of up to 2.0 megabits per second (downlink) and 512 kilobits per second, as measured by certain tools to which Kymeta provides the Company access. The Kymeta Agreement has one (1) year renewal terms, unless Kymeta or the Company gives notice of termination to the other party at least sixty (60) days prior to termination of the initial term or any renewal term. In order to maintain its appointment as the exclusive distributor of Kymeta products and services in the renewable energy sector, the Company must meet certain minimum purchase targets in five consecutive 12 month measurement periods, the first of which will commence on the Performance Notification Date. As of December 31, 2017, Kymeta has not yet provided a notification meeting the requirements of the Kymeta Agreement, therefore the first 12 month purchase target measurement period under the Kymeta Agreement had not commenced. The Company is currently in discussions with Kymeta regarding the performance criteria and expects to receive the notification that Kymeta has met the performance criteria in the near future. There is no consequence under the Kymeta Agreement for any failure of Kymeta to deliver the notification that it has met the performance criteria described above since the Company’s appointment as a distributor (including its appointment as the exclusive distributor in the renewable energy sector) was made effective as of May 4, 2017, however, the failure of the Company to meet the minimum purchase requirements in any 12 month measurement period, once they commence, could result in a default thereunder by the Company and allow Kymeta to render its appointment as a distributor/reseller in the renewable energy industry non-exclusive or terminate the Kymeta Agreement entirely. In the event that Kymeta renders FMC GlobalSat’s appointment as a distributor/reseller in the renewable energy industry non-exclusive or terminates the Kymeta Agreement, investors herein could lose all or a significant part of their investment.

7

Dependence on the Relationship with Kymeta

A substantial portion of the Company’s future revenue is expected to be derived from the distribution of Kymeta products and services, such that if Kymeta’s products and services become less competitive or have significant interruptions, the Company’s future revenues may decline which would have a material adverse effect on the business of the Company.

As a distributor of Kymeta products and services, the business of the Company is subject to many of the same risks as Kymeta’s business. Consequently, significant interruptions in Kymeta products could adversely affect the Company’s ability to provide reliable products and service to its customers. If Kymeta products or services become less competitive, in terms of cost or technology, compared to its competitors, the Company’s business could be adversely affected.

Detrimental Effect From Change in Commercial Relationship with Kymeta

The Company’s business is subject to risks related to its current and future commercial relationship with Kymeta. The Kymeta Agreement is generally non-exclusive in certain industries other than renewable energy and does not prohibit Kymeta to enter into similar agreements with third parties. We expect that we would experience competitive pressure if Kymeta were to add other distribution partners or seek to directly distribute its products and services to our customers. This pressure could be significant if Kymeta distributes a substantial volume of products and services through such channels, and could lead to a decline in our revenue and margins.

Adverse Effect from Detrimental Impacts to Kymeta’s Relationship with Intelsat

Kymeta does not own or operate any satellites, and its ability to deliver, and thus our ability to resell the KĀLOTM services, is significantly dependent on Kymeta’s strategic arrangement with Intelsat Corporation. If Kymeta’s relationship with Intelsat was to end, Kymeta could experience a loss of, or degradation in the quality of, its satellite connectivity service, which in turn could lead to a loss of customers and/or a decline in revenues for us if not replaced with an alternative satellite operator.

If product liability lawsuits are brought against us, we may incur substantial liabilities.

We face a potential risk of product liability as a result of any of the products that we offer for sale. For example, we may be sued if any product we sell allegedly causes injury or is found to be otherwise unsuitable during product testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability and a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities. Even successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:

●	decreased demand for products that we may offer for sale;

●	injury to our reputation;

●	costs to defend the related litigation;

●	a diversion of management's time and our resources;

●	substantial monetary awards to customers or those injured;

●	product recalls, withdrawals or labeling, marketing or promotional restrictions;

●	a decline in the value of our stock.

8

Our inability to obtain and retain sufficient product liability insurance for any reason to protect against potential product liability claims could prevent or inhibit the commercialization of products we offer for sale. We do not maintain any product liability insurance. Even if we obtain product liability insurance in the future, we may have to pay amounts awarded by a court or negotiated in a settlement that exceed our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient capital to pay such amounts.

Adverse Effect from Possible Satellite Failures

Our current core business relies on satellites. Satellites are subject to significant risks during launch and while operating in orbit. The operational risks include satellite malfunctions, commonly referred to as anomalies that can occur as a result of various factors, such as satellite manufacturers’ errors, problems with the satellite power or control systems and general failures resulting from operating satellites in the harsh environment of space. Anomalies can also reduce the useful life of a satellite. Satellite operators also face the risk of delays in satellite delivery and deployment, launch failure or incorrect orbital placement. Since we rely on satellite services to provide a significant portion of our existing services and contemplated future services, our business and operating results are indirectly exposed to all of these risks. If any of the satellites that our customers use fail, Kymeta’s and our ability to provide satellite services may be limited, which could adversely affect our revenue, margins and net earnings.

Uninsured Losses

The Company does not currently maintain any insurance coverage, other than a Commercial General Liability policy, and it may not be able to arrange for products liability, errors and omissions, additional or higher limited liability coverage as may be needed and/or any other required insurance for its business, which is customarily obtained for similar businesses. The lack of or inadequacy of insurance could materially adversely affect the Company and the value of its securities in the event of an uninsured loss.

Possible Harm from Natural or Man-Made Disasters

The services and products we will be providing depend upon substantial investments in, and the reliable operation of, satellite networks and terrestrial telecommunications equipment. Such facilities and equipment are subject to being disabled or made inaccessible as a result of natural disasters, military actions, acts of war and acts of terrorism, which could, in turn, lead to an interruption or disruption of some of our services in one or more geographic areas, including areas where we will have a significant customer base. Further, such events could harm our business reputation, particularly if any of our competitors are able to continue to provide communication services when we are not or are able to restore service more quickly than we do. In the event of future natural or man-made disasters affecting our facilities or equipment, we may experience a loss in revenue, which may not be adequately insured against and could, therefore, reduce our profitability. There is no assurance that we will be able to maintain adequate insurance for our business at a reasonable cost or at all.

Intellectual Property and Proprietary Rights

The Company’s success will depend in part upon the Kymeta Agreement, under which FMC GlobalSat distributes/resells Kymeta’s proprietary products and services. The Company does not own any patents or other intellectual property (other than trademark rights), though it is developing certain software applications which will enable certain customer service and support functionality (such as a customer portal through which customers can view and monitor things such as their data usage) in which it will own the intellectual property. In addition, the Company cannot assure that Kymeta will be successful in protecting any of its intellectual property or that others will not develop intellectual property, products and/or services that are superior to those offered by Kymeta or that Kymeta will develop additional proprietary products or processes that are patentable, and that if issued, that any patent will give a competitive advantage or that such patent will not be challenged by third parties, or that the patents of others will not have a material adverse effect on Kymeta’s technologies and products and/or the Company’s ability to do business. The Company has applied for registration with the USPTO of its FMC GlobalSat logo, and may apply to register certain additional trademarks in, or claim certain trademark rights in, the United States and/or foreign jurisdictions. The Company cannot assure that its or its suppliers’ means in protecting its proprietary rights will suffice or that the Company’s competitors will not independently develop competitive technology or duplicate services or design around patents or other intellectual property rights issued to Kymeta and/or the Company.

9

Adverse Effect of Possible Litigations

From time to time in the normal course of business or otherwise, the Company may become subject to litigation that may result in liability material to the Company’s financial statements as a whole or may negatively affect its operating results if changes to business operations are required. The cost to defend such litigation may be significant and may require a diversion of the Company’s resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of the Company’s business, regardless of whether the allegations are valid or whether the Company is ultimately found liable. As a result, litigation may adversely affect the Company’s business, financial condition and results of operations.

Instability in Financial Markets

In past years, the volatility and disruption in the capital and credit markets reached unprecedented levels. If these conditions reoccur, there can be no assurance that Kymeta and/or the Company will not experience a material adverse effect on their ability to borrow money or have access to capital, if needed. Lenders may be unable or unwilling to lend money. In addition, if Kymeta and/or the Company determines that it is appropriate or necessary to raise capital in the future, the future cost of raising funds through the debt or equity markets may be expensive or those markets may be unavailable. If Kymeta and/or the Company were unable to raise funds through debt or equity markets, it could have a material adverse effect on the Company’s business, results of operations and financial condition. There can be no assurance that any additional capital will be available to Kymeta and/or the Company, or if available, will be on terms favorable to Kymeta and/or the Company.

Significant Control Over Shareholder Matters By Officers and Directors

Our officers and directors own approximately 67% of the Company’s outstanding Common Stock, and thus collectively have control over shareholder matters, such as election of directors, amendments to our Articles of Incorporation, and approval of significant corporate transactions. As a result, the Company’s minority shareholders will have little or no control over our affairs.

Risk About Our Common Stock

An investment in our company should be considered illiquid.

An investment in the Company requires a long-term commitment, with no certainty of return. Because we do not plan to become an SEC reporting company by the traditional means of conducting an initial public offering of our Common Stock, we may be unable to establish a liquid market for our Common Stock. Moreover, we do not expect security analysts of brokerage firms to provide coverage of the Company in the near future. In addition, investment banks may be less likely to agree to underwrite primary or secondary offerings on behalf of the Company or its stockholders in the future than they would if we were to become a public reporting company by means of an initial public offering of common stock. If all or any of the foregoing risks occur, it would have a material adverse effect on the Company. Even if the Company become a publicly-listed company, of which no assurances can be given, we cannot predict whether an active market for its Common Stock will ever develop in the future. The lack of an active market impairs purchasers of the Company’s Common Stock at the time they wish to sell their shares or at a price that they consider reasonable. The lack of an active market may also reduce the fair market value of the Company’s Common Stock.

We may not qualify for OTC Bulletin Board or OTCQB inclusion, and therefore you may be unable to sell your shares.

We believe that, assuming the effectiveness of the registration statement of which this prospectus is a part, our Common Stock will become eligible for quotation on the OTC Bulletin Board and/or OTCQB Market, which we refer to herein as the OTCBB/OTCQB. No assurances can be given, however, that this eligibility will be granted. OTCBB/OTCQB eligible securities include securities not listed on a registered national securities exchange in the U.S. and that are also required to file reports pursuant to Section 13 or 15(d) of the Securities Act, and require that we be current in its periodic securities reporting obligations.

10

Among other matters, in order for our Common Stock to become OTCBB/OTCQB eligible, a broker/dealer member of FINRA, must file a Form 211 with FINRA and commit to make a market in our securities once the Form 211 is approved by FINRA. We have not made arrangements with any person to file a Form 211. If for any reason our Common Stock does not become eligible for quotation on the OTCBB/OTCQB or a public trading market does not develop, purchasers of shares of our Common Stock may have difficulty selling their shares should they desire to do so. If we are unable to satisfy the requirements for quotation on the OTCBB/OTCQB, any quotation of our Common Stock would be conducted in the “pink” sheets market. As a result, a purchaser of our Common Stock may find it more difficult to dispose of, or to obtain accurate quotations as to the price of their shares. The above-described rules may materially adversely affect the liquidity of our securities.

Our Common Stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The OTCBB/OTCQB does not meet such requirements and if the price of our Common Stock is less than $5.00, our Common Stock will be deemed penny stocks. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock should it become OTCBB/OTCQB eligible, and therefore stock holders may have difficulty selling their shares.

FINRA sales practice requirements may also limit your ability to buy and sell our Common Stock, which could depress the price of our Common Stock.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell shares of Common Stock, have an adverse effect on the market for our Common Stock, and thereby depress the price of our Common Stock. In addition, it has been more difficult in recent years for holders of “penny stocks” to deposit their shares with brokerage firms, which may limit any shareholder’s ability to sell shares of the Company’s stock, even if such shares are approved for trading on the OTCBB/OTCQB.

Effect on stock price resulting from a significant number of shares of Common Stock eligible for sale upon effectiveness of the registration statement of which this prospectus is a part.

Following the effectiveness of the registration statement of which this prospectus is a part, a large number of shares of Common Stock will be available for sale in the public market, which could harm the market price of our Common Stock. Further, shares of Common Stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on our Common Stock as well.

11

We are an “emerging growth company,” and will be able take advantage of reduced disclosure requirements applicable to “emerging growth companies,” which could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and, for as long as we continue to be an “emerging growth company,” we intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. We cannot predict if investors will find our Common Stock less attractive if we choose to rely on these exemptions. If some investors find our Common Stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

We will incur significantly increased costs and devote substantial management time as a result of operating as a public company particularly after we are no longer an “emerging growth company.”

After we become a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. For example, we will be required to comply with certain of the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations subsequently implemented by the Securities and Exchange Commission, including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. In particular, we expect to incur significant expenses and devote substantial management effort towards ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act. We are just beginning the process of compiling the system and processing documentation needed to comply with such requirements.  We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. In that regard, we currently do not have an internal audit function, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.

However, for as long as we remain an “emerging growth company” as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

Under the JOBS Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to accept this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

After we are no longer an “emerging growth company,” we expect to incur additional management time and cost to comply with the more stringent reporting requirements applicable to companies that are deemed accelerated filers or large accelerated filers, including complying with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act.

We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

12

There may be limitations on the effectiveness of our internal controls, and a failure of our control systems to prevent error or fraud may materially harm our company.

Proper systems of internal controls over financial accounting and disclosure are critical to the operation of a public company. As we are a start-up company, we are at the very early stages of establishing, and we may be unable to effectively establish such systems, especially in light of the fact that we expect to operate as a publicly reporting company. This would leave us without the ability to reliably assimilate and compile financial information about the Company and significantly impair our ability to prevent error and detect fraud, all of which would have a negative impact on the Company from many perspectives.

Moreover, we do not expect that disclosure controls or internal control over financial reporting, even if established, will prevent all error and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. Failure of our control systems to prevent error or fraud could materially adversely impact us.

We may be unable to complete our analysis of our internal controls over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in our company and, as a result, the value of our Common Stock.

We may be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by our management on, among other things, the effectiveness of our internal control over financial reporting for the first fiscal year beginning after the effective date of the registration statement of which this prospectus is a part. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting, as well as a statement that our independent registered public accounting firm has issued an opinion on our internal control over financial reporting.

If we are unable to assert that our internal control over financial reporting is effective, or, if applicable, our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal controls, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our Common Stock to decline, and we may be subject to investigation or sanctions by the SEC. We will also be required to disclose changes made in our internal control and procedures on a quarterly basis.

However, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company” as defined in the recently enacted JOBS Act, if we take advantage (as we expect to do) of the exemptions contained in the JOBS Act. We will remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 30.

At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. Our remediation efforts may not enable us to avoid a material weakness in our internal control over financial reporting in the future. Any of the foregoing occurrences, should they come to pass, could negatively impact the public perception of our company, which could have a negative impact on our stock price.

We do not currently intend to pay dividends on our Common Stock in the foreseeable future, and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Stock.

We have never declared or paid cash dividends on our Common Stock and do not anticipate paying any cash dividends to holders of our Common Stock in the foreseeable future. Consequently, investors must rely on sales of their shares after price appreciation, which may never occur, as the only way to realize any future gains on their investments. There is no guarantee that shares of our Common Stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Upon dissolution of the Company, you may not recoup all or any portion of your investment.

In the event of a liquidation, dissolution or winding-up of our company, whether voluntary or involuntary, the proceeds and/or assets of the Company remaining after giving effect to such transaction, and the payment of all of our debts and liabilities will be distributed to the stockholders of Common Stock on a pro rata basis. There can be no assurance that we will have available assets to pay to the holders of Common Stock, or any amounts, upon such a liquidation, dissolution or winding-up of our Company. In this event, you could lose some or all of your investment.

13

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Common Stock by the selling stockholders named in this prospectus. All proceeds from the sale of the Common Stock will be paid directly to the selling stockholders. We would, however, receive proceeds upon the exercise of the warrants held by the selling stockholders which, if such warrants are exercised in full would be approximately $2,116,250. Proceeds, if any, received from the exercise of such warrants will be used for working capital and general corporate purposes. No assurances can be given that any of such warrants will be exercised.

DIVIDEND POLICY

We have never paid any cash dividends on our Common Stock. We anticipate that we will retain funds and future earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements and other factors that our Board of Directors deems relevant. In addition, the terms of any future debt or credit financings may preclude us from paying dividends.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and the related notes and the other financial information included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly those under "Risk Factors."

OVERVIEW

FMC GlobalSat is a provider of global connectivity. Under the Kymeta Agreement, effective on May 4, 2017, FMC GlobalSat was appointed as a distributor/reseller of Kymeta’s satellite antenna products and satellite connectivity services. Under the Kymeta Agreement, FMC GlobalSat has been appointed as Kymeta’s exclusive worldwide distributor of its products and services for the renewable energy industry (solar, wind, hydro, biomass and geothermal power plants). FMC GlobalSat also has the right to sell Kymeta products and services in all other industry sectors on a non-exclusive basis where exclusivity has not already been granted to another party (such as for yachts over 24 meters – for which FMC GlobalSat has obtained rights as a sub-distributor on a non-exclusive basis). The term of the Kymeta Agreement began (and the effectiveness of the Company’s appointment as a distributor, including the effectiveness of its appointment as the exclusive distributor for the renewable energy industry, started) on May 4, 2017, and will last for five (5) years from the Performance Notification Date, as further discussed in the Risk Factor “Limited Scope and Duration of Kymeta Agreement” on page 7. In order to maintain its appointment as the exclusive distributor of Kymeta products and services in the renewable energy sector, the Company must meet certain minimum product purchase targets in five consecutive 12 month periods, the first of which will commence on the Performance Notification Date. The Company is currently in discussions with Kymeta regarding the performance criteria and expects to receive the notification that Kymeta has met the performance criteria in the near future.

The Company also offers add-on wireless (cellular) data plans (bundled with a satellite plan) on a resale basis through the Aeris Agreement, which leverages 550 telecom carriers in 180 different countries. The wireless services are not currently expected to be a material contributor to the Company’s business or revenues. FMC GlobalSat provides satellite and wireless solutions to markets and industries that requires long term visibility into cost, and demands strict adherence to regulatory requirements.

FMC GlobalSat’s current main satellite products comprise of Kymeta’s KyWay Terminal and KĀLOTM service. Powered by the mTenna® technology, KyWay Terminal provides high-throughput, mobile communication wherever it is needed, covering land, sea and air. Kymeta utilizes proprietary cutting edge technology to produce a flat panel, electronically steered antenna (ESA) which is much smaller and lower profile than traditional stabilized Ku-band parabolic antennas. Kymeta’s product offerings open up market segments for broadband satellite service which are currently under-serviced (for example, automotive), and also can compete with traditional parabolic VSAT antennas based on cost and size/profile. The KĀLOTM service, jointly developed by Kymeta and Intelsat Corporation (one of the largest geostationary satellite service owner/operator in the world), introduced a simplified way to buy and sell connectivity to customers and sectors that are currently unreached or underserved by terrestrial networks. Using Kymeta mTennau7 antennas subsystem modules (ASMs) and fully integrated KyWay Terminals, KĀLOTM provides easy, flexible satellite connectivity for both fixed and mobile applications, further reducing communication barriers.  The KĀLOTM also offers customers “by-the-byte” data plans for broadband satellite service, a consumption model previously not utilized in the remote mobility sector of broadband satellite industry. FMC GlobalSat is of the opinion that a fully provisioned end-to-end connectivity solution provided by KĀLOTM, together with its data plan consumption and billing model, will unlock fast growing vertical sectors that have been historically difficult to support, including rail, energy, IoT, first responders, buses, connected car and more. The KyWay Terminal and KĀLOTM network collectively provide global Ku-band satellite connectivity on Intelsat’s constellation of satellites, including its next generation “Epic” satellites which employ High Throughput Satellite (“HTS”) bandwidth, what FMC GlobalSat believes is the most cost effective advanced solution in the Ku-band market. The KĀLOTM Network leverages 53 satellites, 8 teleports, 20,000 miles of fiber optic, 24/7 enterprise grade technical support with 56 points of presence in 37 cities around the world. The KĀLOTM network is planned to evolve to include future low-earth orbit satellites planned to be launched by operators such as OneWeb.

14

In addition to its satellite connectivity offerings, FMC GlobalSat through the Aeris Agreement offers customers, as an add-on service bundled with their satellite data plans, wireless data services to seamlessly deliver 3G and 4G cellular data solutions across CDMA, GSM, and LTE networks in more than 190 countries, and through more than 550 underlying carriers, all delivered on a single platform on a resale basis through Aeris. FMC GlobalSat offers flexible satellite data plans, and satellite data plans bundled with an add-on wireless service, providing the most flexible range of data usage for its customers. The wireless services are not currently expected to be a material contributor to the Company’s business or revenues.

For the unaudited three months ended March 31, 2018 we generated revenues of $93,423 and a net loss of $423,621 and for the period of April 19, 2017 (inception) to December 31, 2017 we generated revenues of $35,213 and a net loss of $779,648.

CRITICAL ACCOUNTING ESTIMATES AND POLICIES

The Company’s financial statements are prepared on the accrual method of accounting. The accounting and reporting policies of the Company conform to generally accepted accounting principles in the United States of America (“US GAAP”). The consolidated financial statements of the Company included the accounts of its wholly owned subsidiary, FMC GlobalSat, Inc. All material intercompany accounts, balances and transactions have been eliminated in consolidation. Certain accounting policies and estimates are particularly important to the understanding of our financial position and results of operations and require the application of significant judgment by our management or can be materially affected by changes from period to period in economic factors or conditions that are outside of our control. As a result, they are subject to an inherent degree of uncertainty. In applying these policies, our management uses their judgment to determine the appropriate assumptions to be used in the determination of certain estimates. Those estimates are based on our historical operations, our future business plans and projected financial results, the terms of existing customer agreements, our observance of trends in the industry, information provided by our customers and information available from other outside sources, as appropriate. Please see Note 3 to our financial statements for a more complete description of our significant accounting policies.

The various products sold support each other and are interrelated. Management makes significant operating decisions based upon the analysis of the entire Company and financial performance is evaluated on a company-wide basis. Accordingly, the various products sold are aggregated into one reportable operating segment as under guidance in the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC or “codification”) Topic 28 for segment reporting.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements as well as the reported expenses during the reporting periods.

The Company’s significant estimates and assumptions include the recognition of revenue, valuation of the Company’s common stock, allowance for doubtful accounts, inventory reserves, and the valuation allowance related to deferred tax assets. Some of these judgments can be subjective and complex, and, consequently, actual results may differ from these estimates. Although the Company believes that its estimates and assumptions are reasonable, they are based upon information available at the time the estimates and assumptions were made.

15

Accounts Receivable and Revenue

Revenue is recognized on the sale of a product when the product is shipped, which is when the risk of loss transfers to our customers, the fee is fixed and determinable, and collection of the sale is reasonably assured. A product is not shipped without an order from the customer and the completion of credit acceptance procedures. The majority of our sales are cash or credit card; however, we occasionally extend terms to our customers. Accounts receivable are reviewed periodically for collectability.

Inventories

Inventories are recorded on a first in first out basis. Inventory consists of purchased finished goods and components held for resale. Inventory is valued at the lower of cost or market. There was no reserve for obsolete inventory for the three months ended March 31, 2018 and at December 31, 2017.

Fair Value Measurements and Financial Instruments

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, establishes a three-level valuation hierarchy for disclosure of fair value measurement and enhances disclosure requirements for fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level 1 - Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 - Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The carrying value of cash, accounts receivable, and accounts payable approximates their fair values due to their short-term maturities.

RECENT ACCOUNTING  STANDARDS

See Note 3 to our financial statements for the year ended December 31, 2017, included in this registration statement.

RESULTS OF OPERATIONS

Unaudited Three Month Ended March 31, 2018 and Period from Inception (April 19, 2017) to December 31, 2017

The following table presents information from our unaudited consolidated statements of operations for the three months ended March 31, 2018 and consolidated statements of operations for the period from April 19, 2017, (inception) to December 31, 2017:

	March 31, 2018 (unaudited)	December 31, 2017

Sales	$93,423	$35,213
Cost of Sales	69,854	34,275
Gross Profit	23,569	938

Selling and marketing	159,270	25,222
General and administrative expenses	287,920	615,419
Total operating expenses	447,190	640,641

Loss from operations	$(423,621)	$(639,703)

Interest expense	-	139,945

Net Loss	$(423,621)	$(779,648)

16

Overview

The Company is in its early stage with limited operations and has incurred a net loss of $423,621 during the three months ended March 31, 2018 and $779,648 during the period from April 19, 2017 (inception) through December 31, 2017. The Company's primary source of operating funds since inception has been from the issuance of convertible notes, the sale of Common Stock and warrants in a private placement (see Note 7 of Financial Statements), cash proceeds from revenue generated by sales, and the issuance of common shares to its founders. We anticipate negative cash flows for the foreseeable future, as we expect to incur operating expenses with the continued development and expansion of our business. Our expenses include selling and marketing, customer support, and general and administrative expenses. There can be no assurance that we will ever achieve or sustain profitability on a quarterly or annual basis. Since we have incurred losses from operations and are dependent upon future sources of equity or debt financing in order to fund our operations, there is substantial doubt about the Company’s ability to continue as a going concern within one year from the date of the accompanying financial statements are issued. Management’s plans regarding these matters are also described in Note 2 of the audited financial statements for the period April 19, 2017 (inception) through December 31, 2017. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Unaudited Three Months Ended March 31, 2018 and Year Ended December 31, 2017

As of the three months ended March 31, 2018 we had net working capital of approximately $673,988, which primarily consists of $716,436 in cash, $4,010 in accounts receivable, $326,017 in inventory, less $454,245 in accounts payable and accrued expenses. As of the year ended December 31, 2017, we had net working capital of approximately $917,404, which primarily consists of $1,089,715 in cash, $1,403 in accounts receivables and $50,267 in inventory, net, less accounts payable and accrued expenses.

Revenue has been minimal through the unaudited three months ended March 31, 2018 and for the period April 19 (inception) to December 31, 2017.

Selling and marketing expenses for the unaudited three months ended March 31, 2018 totaled $159,270, which consisted of salaries and benefit of $106,700, travel and office expense of $20,615, professional services of $26,429, and advertising and public relations of $5,526. Selling and marketing expenses for the period of April 19, 2017 (inception) through December 31, 2017 totaled $25,222. This consisted of trade shows and seminars of $18,303, advertising and promotional material of $2,352, and website design and operation of $4,567.

Interest expense for the period from April 19, 2017 (inception) through December 31, 2017 totaled $139,945 and represents amortization of debt discount.

General and administrative expenses for the unaudited three months ended March 31, 2018 totaled $287,920, which consisted of salaries and benefits of $206,423, office rent and related expenses of $16,501, travel related expenses of $51,479, and professional fees of $13,517. General and administrative expenses for the period of April 19, 2017 (inception) through December 31, 2017 totaled $615,419. This consisted of salary and benefit expenses of $475,951, office rent and related expenses of $20,946, travel related expenses of $51,006, and professional fees of $67,516.

The following table sets forth a summary of our approximate cash flows for the period from April 19, 2017, (inception) to December 31, 2017:

	March 31, 2018 (unaudited)	December 31, 2017
Net cash used in operating activities	$(554,441)	$(477,144)
Net cash used in investing activities	$(8,338)	$-
Net cash provided by financing activities	$189,500	$1,566,859

Operating Activities

Net Cash used in operating activities was $(554,441) and $(477,144) during the unaudited three months ended March 31, 2018 and for the period of April 19, 2017 (inception) through December 31, 2017, respectively. During the unaudited three months ended March 31, 2018 net cash used in operating activities consisted principally of a net loss of $423,621, less an increase in inventory of $275,750, an increase in prepaid expenses and other current assets of $90,167, and an increase in accounts payable and accrued expenses of $214,525. Net cash used in operating activities for the period of April 19, 2017 (inception) through December 31, 2017 consisted principally of a net loss of $779,648, less increase in inventory of $50,267 and an increase in accounts payable and accrued expenses of $239,720.

Investing Activities

Net cash used in investing activities was $(8,338) during the unaudited three months ended March 31, 2018, which consisted primarily of property and equipment that was purchased for the new office.

17

Financing Activities

Net cash provided by financing activities was $189,500 and $1,566,859 during the unaudited three months ended March 31, 2018 and the period of April 19, 2017 (inception) through December 31, 2017, respectively. Net cash provided by financing activities consisted primarily of proceeds of $189,500 from the sale of common stock during the unaudited three months ended March 31, 2018. Net cash provided by financing activities consisted primarily of proceeds of $255,250 from the sale of convertible promissory notes and the proceeds of $1,316,859 from the sale of common stock.

Bridge Financing

In October 2017, the Company effected a bridge loan offering in the principal amount of $250,000 (the “Bridge Loan”), pursuant to which it issued convertible promissory notes (the “Bridge Notes”) to investors. Upon execution of the merger agreement with FMC GlobalSat, Inc., the Company forwarded $150,000 of such Bridge Loan to FMC GlobalSat for working capital and expenses of the transaction contemplated under the acquisition of FMC GlobalSat by the Company. The balance of the funds from the Bridge Notes were retained by the Company for expenses of the Bridge Loan, the December 2017 Private Placement, the acquisition of FMC GlobalSat and for working capital. Upon the closing of the acquisition of FMC GlobalSat, the outstanding principal and accrued interest under the Bridge Notes automatically converted into a total of 510,460 shares of the Company’s Common Stock at a price of $0.50 per share.

Private Placement Offering

On December 28, 2017 and January 29, 2018, the Company sold 1,503,000 units to 17 accredited investors and 190,000 units to 7 accredited investors, respectively, at a price of $1.00 per unit, with each unit consisting of (i) one share of Common Stock and (ii) one 5-year warrant, each to purchase one-half share of Common Stock at an exercise price of $2.50 per share. On December 28, 2017, simultaneous with the first closing of the private placement, the Company acquired all of the issued and outstanding securities of FMC GlobalSat, in exchange for the issuance of 10,500,000 shares of Common Stock to all shareholders of FMC GlobalSat.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements (as that term is defined in Item 303 of Regulation S-K) that are reasonably likely to have a current or future material effect on our financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources.

BUSINESS

About the Company

FMC GlobalSat Holdings, Inc. (“FGH”) was formed as a Delaware corporation on August 31, 2017. On October 6, 2017 FGH executed an agreement with FMC GlobalSat, Inc. (“FG”), pursuant to which FGH agreed to acquire all of the issued and outstanding securities of FG in exchange for 10,500,000 newly issued shares of the FGH’s Common Stock. FG was formed as a Florida Limited Liability Company on April 19, 2017 and was later changed to a corporation on November 2, 2017, with an effective date as of April 19, 2017. This transaction is being accounted for as a reverse recapitalization since the stockholders of FG own a majority of the outstanding shares of FGH, and the management and Board of FG became the management and Board of FGH immediately following the merger. Accordingly, FG is the acquirer for accounting purposes and, consequently, the assets and liabilities and the historical operations that are reflected in the financial statements herein are those of FG. The Company mainly operates business through FMC GlobalSat, Inc.

Under the Kymeta Agreement, FMC GlobalSat has been appointed as a distributor/reseller of Kymeta’s satellite antenna products and connectivity services. Under the Kymeta Agreement, FMC GlobalSat has been appointed as Kymeta’s exclusive worldwide distributor of its products and services for the renewable energy industry (solar, wind, hydro, biomass and geothermal power plants). FMC GlobalSat also has the right to distribute/resell Kymeta products and services in all other industry sectors on a non-exclusive basis where exclusivity has not already been granted to another party (such as for yachts over 24 meters – for which FMC GlobalSat has obtained rights as a sub-distributor on a non-exclusive basis).

FMC GlobalSat also offers wireless data plans, bundled with a satellite data plan as an add-on service, on a resale basis through the Aeris Agreement. FMC GlobalSat provides satellite, and satellite services bundled with wireless solutions, to markets and industries that requires long term visibility into cost, and demands strict adherence to regulatory requirements. The wireless services are not currently expected to be a material contributor to the Company’s business or revenues.

18

Through its wholly owned subsidiary, FMC GlobalSat, the Company’s current main satellite products comprise Kymeta’s KyWay Terminal and KĀLOTM service. Powered by the mTenna® technology, KyWay Terminal provides high-throughput, mobile communication wherever it is needed, covering land, sea and air. Kymeta utilizes proprietary cutting edge technology to produce a flat panel, electronically steered antenna (ESA) which is much smaller and lower profile than traditional stabilized Ku-band parabolic antennas. Kymeta’s product offerings open up market segments for broadband satellite service which are currently un- or under-served (for example, automotive), and also can compete with traditional parabolic VSAT antennas based on cost and size/profile. The KĀLOTM service, recently jointly developed by Kymeta and Intelsat Corporation (the largest fixed satellite service owner/operator in the world), introduced a simplified way to buy and sell connectivity to customers and sectors that are currently unreached or underserved by terrestrial networks. Using Kymeta mTennau7 antennas subsystem modules (ASMs) and fully integrated KyWay Terminals, KĀLOTM provides easy, flexible satellite connectivity for both fixed and mobile applications, further reducing communication barriers.  The KĀLOTM service also offers customers “by-the-byte” data plans for broadband satellite service, a consumption model previously not utilized in the remote mobility sector of the broadband satellite industry. The Company is of the opinion that a fully provisioned end-to-end connectivity solution provided by KĀLOTM, together with its data plan consumption and billing model, will unlock fast growing vertical sectors that have been historically difficult to support, including rail, energy, IoT, first responders, buses, connected car and more. The KyWay Terminal and KĀLOTM network collectively provide global Ku-band satellite connectivity on Intelsat’s constellation of satellites, including its next generation “Epic” satellites which employ High Throughput Satellite (“HTS”) bandwidth, to provide what the Company believes is the most cost effective advanced solution in the Ku-band market. The KĀLOTM Network leverages 53 satellites, 8 teleports, 20,000 miles of fiber optic, 24/7 enterprise grade technical support with 56 points of presence in 37 cities around the world. The KĀLOTM network is planned to evolve to include future low-earth orbit satellites planned to be launched by operators such as OneWeb.

In addition to its satellite connectivity offerings, the Company through the Aeris Agreement offers customers add-on wireless data services (bundled with a satellite data plan as an add-on service) to seamlessly deliver 3G and 4G cellular data solutions across CDMA, GSM, and LTE networks in more than 180 countries, and through more than 550 underlying carriers, all delivered on a single platform on a resale basis through Aeris. The wireless services are not currently expected to be a material contributor to the Company’s business or revenues. The Company offers flexible satellite data plans, and satellite data plans bundled with add-on wireless services, with or without long term subscription contracts, providing the most flexible range of data usage for its customers. The Company is currently in discussions with a major European wireless telecommunications carrier, and two major U.S. wireless telecommunications carriers, in each case to become a virtual network operator and/or value added reseller, which, if such arrangement are consummated, would allow the Company to provide additional and more competitively priced wireless data service offerings. The Company anticipates that these additional offerings will be available through one or more of these carriers within the next six months, though there can be no assurance that the Company will successfully complete the current negotiations with any of these carriers.

Kymeta Distribution Agreement

Pursuant to the Kymeta Agreement, the Company has been appointed as an authorized distributor/reseller globally (excluding certain territories) of Kymeta’s products and services, including but not limited to equipment, software, future cloud services, satellite connectivity (data service) or other items that Kymeta provides to the Company as described in an order, which may include Kymeta mTennau7antenna subsystem modules and fully-integrated KyWay mobile satellite terminals. The Company may appoint and is authorized to distribute/resell Kymeta’s products and services through sub distributors and additional tiers subject to the terms of the Kymeta Agreement. Also, under the Kymeta Agreement, the Company has been appointed as Kymeta’s exclusive worldwide distributor of its products and services for the renewable energy industry (solar, wind, hydro, biomass and geothermal power plants). The Company’s right to distribute/resell Kymeta products and services in all other industry sectors where exclusivity has not already been granted to another party (such as for yachts over 24 meters – for which FMC GlobalSat has obtained rights as a sub-distributor on a non-exclusive basis) is on a non-exclusive basis. Other than provided above, the Kymeta Agreement is generally non-exclusive and does not restrict either party from directly or indirectly acquiring, licensing, developing, making, or distributing technologies, products, or services performing the same or similar functions as any of the other party’s technologies, products, or services, and does not limit or preclude Kymeta from entering into similar agreements with third parties.

The initial term of the Kymeta Agreement began (and the effectiveness of the Company’s appointment as a distributor, including the effectiveness of its appointment as the exclusive distributor for the renewable energy industry, started) on May 4, 2017, and will last for five (5) years from the Performance Notification Date, as further discussed in the Risk Factor “Limited Scope and Duration of Kymeta Agreement” on page 7. In order to maintain its appointment as the exclusive distributor of Kymeta products and services in the renewable energy sector, the Company must meet certain minimum product purchase targets in five individual 12 month periods, the first of which will commence on the Performance Notification Date. The Company is currently in discussions with Kymeta regarding the performance criteria and expects to receive the notification that Kymeta has met the performance criteria in the near future. The failure of the Company to meet the minimum purchase requirements in any 12 month measurement period, once they commence, could result in a default thereunder by the Company and allow Kymeta to render its appointment as a distributor/reseller in the renewable energy industry non-exclusive or terminate the Kymeta Agreement entirely.

Overview of the Industry

Internet traffic worldwide has grown rapidly in recent years, driven by an increase in the number of users, increasing mobility of those users and high bandwidth applications, such as video, audio, cloud-based applications, online gaming and social networking. According to Cisco Visual Networking Index, global Internet protocol, or IP, traffic is expected to increase from 96 exabytes per month in 2016 to 278 exabytes per month in 2021, representing an approximate 24% compound annual growth rate, or CAGR, over that period. Additionally, it is estimated that there will be 3.5 networked devices per capita connected to IP networks in 2021, up from 2.3 networked devices per capita in 2016. Wired networking solutions have traditionally been used to address increasing consumer and enterprise bandwidth needs. However, the high initial capital requirements and ongoing operating costs and long market lead times associated with building and installing infrastructure for wired networks has severely limited the widespread deployment of these networks in remote and other underserved and underpenetrated markets. Satellite and wireless networks have emerged as an attractive alternative for addressing the broadband access needs of remote and other underserved and underpenetrated markets in both emerging and developed countries, and in both enterprise and home applications.

19

We define “remote telecommunications” as telecommunications services provided to users typically operating beyond the coverage of conventional terrestrial-based wireline and traditional cellular network services. The remote telecommunications industry provides services on a global basis to users on land, at sea and in the air whose business or operations require high-quality and reliable telecommunications services regardless of their location. These services enable data and voice telecommunications for customers in market sectors such as military, government, oil and gas, and maritime.

The remote telecommunications industry initially focused on providing maritime telecommunications services in coastal areas through highly fragmented high frequency (HF) radio service providers, but evolved to include satellite connectivity. By the early 1990s, as technology improved, the terminals used for satellite telecommunications became lighter and more powerful, enabling the provision of mobile satellite services (“MSS”) to aeronautical and land users. MSS uses low earth orbit satellites and is a narrowband service which was traditionally priced on a “dial-up,” per minute basis, and therefore did not meet the needs of high bandwidth users in remote locations. In response, technological improvements were developed in the fixed satellite services (“FSS”) sector to enable the provision of broadband services to very small aperture terminals (VSATs), which are relatively small satellite antennas used for satellite-based point-to-multipoint data communications. FSS uses geostationary satellites which were originally designed for broadcast service, and thus require a “stabilized” remote antenna terminal when used in mobile applications in order to stay “fixed” on the geostationary satellite. These VSAT services are now offered for remote telecommunications services on land, at sea and in the air through stabilized VSATs.

VSAT provides broadband services and applications requiring large amounts of bandwidth, with typical dedicated data rates of 1.544 megabits per second (Mbps) or higher that allow for simultaneous support of multiple voice, data and video streams. In addition, VSAT systems have been used for very low data rate applications such as Supervisory Control and Data Acquisition (SCADA). Services have traditionally been provided either by the FSS operator, who provide bandwidth and limited managed services (such as teleport landing and backhaul connections), or through VSAT service providers who purchase FSS capacity, integrate and install equipment, and provide a fully managed, end-to-end service. Traditionally, VSAT technology was used extensively in the energy sector for the monitoring of remote assets such as pipelines and electric utility generation facilities and transmission substations, as well as in the consumer sector, providing transaction-oriented services (such as credit card processing) for banks, gas stations and retail outlets.

With the advent and increased use of stabilized VSAT terminals in the past 20 years, FSS terminals have become more attractive for mobile users in many maritime, aeronautical and terrestrial environments, and are now commonly deployed in such sectors. Contracts in the broadband remote telecommunications business typically have a term of between one and five years. Since many traditional broadband users typically had continuous data requirements, they usually did not purchase services “on demand,” but “leased” space segment capacity on “use-it-or-lose-it basis,” paying a fixed monthly fee basis for the subscribed data rate. These contracts normally include minimum purchase requirements with the ability for the customer to increase usage. However, the relatively high monthly recurring fee for VSAT services has served as a limit on the amount of contracted bandwidth to which customers will commit, and customers are increasingly demanding a pricing and service plan to which they have become accustomed in the mobile phone industry, including “by-the-byte” data packages.

VSATs have antennas 2.4 meters in diameter or smaller, and were traditionally well suited to the needs of the remote telecommunications marketplace due to their portability, relatively low terminal cost, and the global availability of C and Ku band FSS satellite capacity from satellite operators and VSAT service providers. However, the size and the need for a circular radome to enclose the antenna and protect it from the environment for “parabolic” VSAT antennas (typical in maritime environments), and the relatively low performance characteristics of lower profile flat panel antennas (required in aviation applications), have served to limit the more widespread use of VSATs in remote mobility applications. In addition, the relatively high cost of committed bandwidth in the traditional VSAT pricing model, coupled with increasing demand for more bandwidth, has led to customer dissatisfaction with traditional VSAT offerings and the call for newer, consumption-based service pricing models.

20

Market Challenges and Opportunities

Underserved and underpenetrated markets.  There is a significant market opportunity in both emerging and developed economies. In “unconnected” emerging markets, the lack of an established network infrastructure and the high initial deployment costs associated with traditional wired network infrastructure build-outs have encouraged adoption of wireless networking infrastructure. In “under-connected” markets, bandwidth demand exceeds either the available capacity from existing infrastructure or the affordable supply of new infrastructure, resulting in an attractive market opportunity for wireless and satellite systems to bolster connectivity. Additionally, we believe there is a large market opportunity in connected markets serving customers that want to deploy reliable, scalable and customizable wireless and satellite networks and whose primary buying criterion is based on price-performance characteristics.

Challenges facing incumbent solutions. To provide robust wireless and satellite connectivity that meet the price-performance needs of service providers and enterprises, vendors of networking solutions must address the problems facing incumbent solutions:

●	Poor performance. To deliver high performance, satellite and wireless networking solutions need to satisfy diverse performance requirements for video, voice and data. The challenges of operating in the various RF spectrum, including spectrum noise and interference resulting from the proliferation of devices, often result in difficulty establishing network connections and unreliable or poor performance. Additionally, the performance and reliability of existing, satellite and wireless, networking solutions decline rapidly as the number of subscribers and in the case of wireless networks, the range of service delivery increases. Lack of hardware and software integration between products, technologies and vendor devices can diminish network performance significantly and increase the complexity of network management, integration and expansion. Additionally, some of the challenges of operating a broadband satellite network include the high-cost of building and launching a satellite, limited orbital slots and available frequencies, managing interference with adjacent satellites, large remote antennas requiring often limited space (for example, on a cruise ship) and remote terminals operating in sometimes harsh environments or with “line-of-sight” blockages for FSS service. The result is that network connections and the amount of “throughput” are not as reliable or robust as with terrestrial services, and satellite service can be significantly more expensive or impractical as a solution.

●	High cost of ownership. Existing alternative solutions, such as fiber-to-the-premises, cable, digital subscriber line, or DSL, worldwide interoperability for microwave access, or WiMAX, LTE and traditional backhaul, provide high capacity, high performance broadband access; however, these solutions can be extremely costly, and often do not meet the demanding price-performance requirements of underserved markets. Likewise, traditional satellite services are often cost prohibitive for effective use in all but the most critical applications.

●	Complexity. Existing alternative solutions are often difficult to deploy and manage and require skilled employees or high cost consultants to install and operate. In addition, existing enterprise solutions often offer a large variety of features and functionalities that enterprise customers may find overwhelming or unnecessary.

●	Lack of product support and customer-driven features. Product support and feedback for alternative suppliers’ wireless networking solutions are often costly and ineffective. Existing wireless solutions are not accompanied by dynamic product support to assist customers in efficiently setting up and troubleshooting their networks. Additionally, alternative suppliers generally lack an effective mechanism to communicate with their end-users and incorporate feedback from usage into product roadmaps.

21

Market opportunity.  Broadband satellite service providers have developed products and services to satisfy the increasing demand for broadband access, support mobility and provide the performance and reliability demanded by customers in remote and underserved areas. However, these existing solutions often fail to meet the price-performance requirements of fixed wireless networking in remote or emerging markets, which in turn has led to low penetration of broadband access to remotely located critical assets such as distributed power generation systems (Solar PV, Wind farms, hydroelectric power plant, biogas power plant and oil & gas facilities). A more attractively priced solution using satellite or other wireless technology would further expand use of the internet to these users.

Our Solutions

The products and services we distribute/resell enable both enterprises and end users to cost effectively deploy the infrastructure for high performance, scalable and reliable connectivity. Our solutions offer the following key benefits:

●	High performance proprietary technology solutions. The products and services we distribute/resell include high performance antennas, software, communications protocols and management tools that have been designed to deliver carrier and enterprise class satellite and wireless broadband access and other services primarily in the licensed RF spectrum. The Kymeta terminals, which incorporate innovative proprietary (to Kymeta) technologies, are designed and field tested to deliver carrier-class network speeds, throughput, range and coverage, while simultaneously meeting the varying performance requirements of video, voice and data traffic. As compared to traditional stabilized parabolic VSAT antennas, the flat panel, electronically steered Kymeta antenna is smaller and lower profile, and has no moving parts, making it lighter, cheaper and more easily deployable than both stabilized parabolic and existing “phased array” flat panel antennas.

●	Price disruptive offering. The products and services we distribute/resell have been designed to deliver high performance to users at highly disruptive price points. The deployment and operation of our products and solutions require a fraction of the capital expenditures, implementation expenses and network maintenance costs of those associated with traditional stabilized VSAT satellite solutions. The consumption based data plans now offered through the KĀLOTM service represent a significant change in the way customers can purchase and use broadband satellite services, and both opens new markets and creates opportunities to convert existing VSAT customers from their current providers.

●	Integrated and easy to deploy and manage. The integrated products and services we distribute/resell reduce the complexity associated with the installation, management and expansion of satellite networks. The innovative, consumption based data plan offerings associated with the KĀLOTM service, compared with the traditional minimum monthly fee, “use it or lose it” pricing model of broadband satellite (e.g. VSAT) will allow penetration into currently un- or underserved markets, such as renewable energy.

Our Strategy

Our goal is to disrupt the market for communications technology by distributing and reselling innovative products and services that provide leading performance at prices that are a fraction of those of alternative solutions. Key elements of our strategy include the following:

●	Continue to deliver high performance characteristics at disruptive price points. We intend to expand the market opportunity by continuing to distribute and resell products and services with disruptive price-performance characteristics, such as the KĀLOTM service. We also intend to expand the market and displace high-priced alternative solutions in enterprise markets and to remotely located users with mission critical assets. We believe that we can sustain our disruptive strategy through our unique business model, focusing on the features and functionalities most critical to customers and avoiding the fringe features, which add both cost and complexity. These features and functions include easy to set-up and use satellite solutions.

22

●	Leverage our technologies and business model in adjacent markets. We intend to continue to leverage the technologies of our suppliers and our business model to target other large and growing markets that we believe are ripe for disruption such as video surveillance, routing, switching, gigabit passive optical networking (GPON fiber connectivity) and licensed microwave wireless backhaul markets. These verticals include small connected objects, found in the power and utility industries, hospitality, medical, education, government, warehousing, retail, construction, trucking and fleet management and other verticals. We believe we are well positioned to gain traction in these new addressable markets and will continue to accelerate our collaboration with our suppliers to continue innovation in these products.

●	Maintain and extend our technological leadership. We intend to work cooperatively with our current and new suppliers as they develop innovative solutions for our target markets. We believe that our continued focus on helping them develope such technologies with customer-driven feedback we can supply will allow them to deliver and us to distribute/resell products and solutions with disruptive price-performance characteristics that are specifically targeted to our markets. In addition, we believe the continued innovation of our suppliers is key to the value in the products and services we distribute and resell, and is a critical component to achieving user lock-in.

Competition

The Company will be subject to significant and intensifying competition within the satellite industry and from other providers of communications capacity. The Company’s ability to sell products and services will depend on Kymeta’s ability to develop new products and services to remain competitive and on the Company’s ability to re-sell such products and services; its ability to develop, adopt or have access to new technologies; its ability to successfully implement its marketing, sales and promotion strategy; its ability to maintain and grow market share in the industry; and the risks from changes in U.S. and international regulatory environments affecting the satellite and communications industries. The Company’s failure to compete effectively would adversely affect the Company’s results of operations, business prospects and financial condition.

Employees

We currently have six full-time employees.

Properties

Our office address is 3301 SE 14th Avenue, Fort Lauderdale, FL 33316. The property is leased for two years beginning March 1, 2018 and ending February 28, 2020. The lease contains two renewal options each for an additional two year lease term. Our corporate website address is www.fmcglobalsat.com.

MANAGEMENT

Executive Officers and Directors

All directors hold office for one-year terms until the election and qualification of their successors. Officers are appointed by our Board of Directors and serve at the discretion of the Board, subject to applicable employment agreements. The following table sets forth information regarding our executive officers and the members of our Board of Directors.

Name	Age	Position
Emmanuel Cotrel	37	Chief Executive Officer and Chairman
Adam Ferguson	39	Chief Technology Officer and Director
Christopher MacDonald	38	Chief Operating Officer and Director
Robert Kubat	47	Chief Financial Officer
Ian Thompson	49	Secretary and General Counsel
Edward M. Stern	59	Director

23

Emmanuel Cotrel, Chief Executive Officer and Director. Mr. Cotrel is a Co-founder of FMC GlobalSat, Inc. In 2012, Mr. Cotrel founded BlueNRGY LLC, which is a subsidiary of BlueNRGY Group Ltd., which was a leading independent software company for solar power plants, providing data acquisition, control systems and big data analytics for solar power plants. From 2009 to 2013, he was a co-founder and principal of an investment fund, L14 FCP SIF, affiliated with the Edmond de Rothschild Bank; the fund targeted investments in or acquisition of renewable energy infrastructure projects across Europe, specifically wind and solar power generation systems. Prior to that, from 2004, Mr. Cotrel was a co-founder of SeaMobile, Inc. (USA), currently an industry leader in global maritime telecommunications where he was active in acquisitions and other development matters until 2008. Prior to his involvement with SeaMobile, Mr. Cotrel worked in the International Private Banking division at HSBC Private Bank in New York. He is an active member of the US-based Cotrel Spinal Research Foundation and the France-based Yves Cotrel Foundation affiliated with the Institut de France. Mr. Cotrel graduated from IMIP MBA Institute (INSEEC business school in Paris, France) in 2004.

Adam Ferguson, Chief Technology Officer and Director. Mr. Ferguson was a Co-founder of FMC GlobalSat, Inc. Mr. Ferguson bring over seventeen years in the power generation and communication industries, with the last eight as president and principal electrical engineer for a commercial, industrial, and utility consultancy. He brings extensive knowledge of the energy industry's challenges and is both a licensed Professional Engineer and Registered Communications Distribution Designer. Mr. Ferguson received a bachelor of science in electrical engineering from the University of Florida.

Christopher MacDonald, Chief Operating Officer and Director. Mr. MacDonald is a Co-founder of FMC GlobalSat, Inc. Mr. MacDonald has over 16 years’ experience in operations management and over 10 years’ in the energy sector. Prior to his role with FMC GlobalSat, he was the Vice President of Operations and Director of Asset Management for BlueNRGY, a global Renewable Energy Company. In 2012 he founded Umbra Solar Services, a national Operations and management company focused on optimizing utility scale solar photovoltaic assets, and served as the Managing Director. Umbra Solar Services was acquired by BlueNRGY in May of 2014. Mr. MacDonald provides operations management expertise, an in-depth understanding of critical asset management, as well as a successful history of building and managing competitive businesses. Mr. MacDonald attended both Dawson College and the University of Concordia, in Montreal QC.

Robert Kubat, Chief Financial Officer. Mr. Kubat has 24 years of experience in accounting and finance with 20 of those years in the maritime and communications industries. Mr. Kubat was recently part of a renewable energy software and service provider where he served as Chief Accounting Officer. There he was instrumental in developing the accounting department, involved in the various M&A transactions, and managed system integration of those companies. Prior to that position he was head of the accounting team for Dockwise Yacht Transport, the leading provider of yacht transportation, and Maritime Telecommunications Network (also known as MTN Satellite Communications), the leading provider of satellite and terrestrial communications services to the global maritime industry and U.S. government. Mr. Kubat received his B.A. in Accounting at Saint John’s University in Minnesota and is an active CPA.

Ian Thompson, Secretary and General Counsel. Mr. Thompson, Attorney-at-Law, provides general corporate and transactional legal services to technology and satellite service companies. He has 20 years’ experience in negotiating complex customer, vendor and partner agreements, equity and debt financing, corporate governance, regulatory compliance, and mergers and acquisitions, and nearly 10 years’ executive experience in the VSAT satellite industry, including global satellite regulatory issues. Mr. Thompson was previously part of the executive leadership team at SeaMobile, Inc., the parent company of MTN Satellite Communications, a leading provider of satellite and terrestrial communications services to the global maritime industry and U.S. government. He served as Executive Vice President, General Counsel and Secretary of SeaMobile from 2006 until its sale to Emerging Markets Communications (EMC) in July 2015. In that capacity Mr. Thompson oversaw all legal and regulatory affairs for the company, and played an active role in strategic planning, M&A activity, managing operations and overseeing compliance functions. Mr. Thompson also administered all post-closing matters on behalf of the selling shareholders (including escrow releases) as General Counsel to the SeaMobile Shareholders’ Representatives Committee from July 2015 to July 2017. Prior to joining SeaMobile, Mr. Thompson was a partner at Beacon Law Advisors, PLLC from 2003-2006, an associate attorney at Perkins Coie, LLP from 1999-2002, and an associate attorney at Williams & Jensen, P.C. (Washington, D.C.) from 1997-1999. Mr. Thompson received his B.A. in History from Trinity College (Hartford, Connecticut) and his J.D. cum laude from Washington and Lee University School of Law (Lexington, Virginia). He is a member of the Washington Bar.

24

Edward M. Stern, Director. Mr. Stern is President and CEO of PowerBridge, the leading developer of non-utility, privately financed, electric transmission systems in the U.S. PowerBridge has developed, financed and constructed – and now operates – more than 1300 MW’s of transmission capacity, with a total investment in excess of $1.5 billion. PowerBridge has recently completed the development and construction of a natural gas line and is currently developing several billion dollars of new electric transmission facilities. Mr. Stern has over 30 years of experience leading the successful development, financing, construction, operation and ownership of major energy and infrastructure projects. From 1991 through 2004, Mr. Stern was employed by Enel North America, Inc., the North American subsidiary of the Italian electric utility Enel SpA, and its predecessor, CHI Energy, Inc., an energy company specializing in renewable energy technologies including hydroelectric and wind. While at Enel North America, Inc. and CHI Energy, Inc., Mr. Stern served as General Counsel and, commencing in 1999, as President, Director and Chief Executive Officer. Prior to joining CHI Energy, Inc., Mr. Stern was a vice president with BayBanks, Inc., a Boston-based $10 billion financial services organization, where for six years he specialized in energy project finance, real estate restructurings and asset management. Mr. Stern has served on numerous public and private boards and currently serves on the boards of CAN Capital, Inc., a financial services company; Deepwater Wind Holdings, LLC, a developer of offshore wind projects; and, on the advisory board of Starwood Energy Group Global, LLC, a private equity firm specializing in energy and infrastructure investments. Mr. Stern received B.A., J.D. and M.B.A. degrees from Boston University.  He is a member of the Massachusetts Bar and the Federal Energy Bar.

Legal Proceedings

Currently there are no outstanding lawsuits or judgments against the Company or any consent decrees or injunctions to which the Company is subject or by which any of its assets are bound and there are no claims, proceedings, actions or lawsuits in existence, or to our knowledge threatened or asserted, against the Company or with respect to any of its assets that would materially and adversely affect the business, property or financial condition of the Company. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

25

Board Committees

The Company does not currently maintain a board of directors that is composed of a majority of “independent” directors. The Company does not expect to initially appoint an audit committee, nominating committee and/or compensation committee, or to adopt charters relative to each such committees.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer.

Limitation of Directors Liability and Indemnification

The Company is a corporation organized under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation. The Company’s Bylaws provide that it will indemnify its directors and officers against expenses actually and necessarily incurred in connection with the defense of any action, suit, or proceeding in which they, or any of them, were made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Company, or of such other corporation, except in relation to matters as to which any such director or officer or person shall have been adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of any duty owed to the Company.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any: (i) breach of a director’s duty of loyalty to the corporation or its stockholders; (ii) act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; (iii) unlawful payment of dividends or redemption of shares; or (iv) transaction from which the director derives an improper personal benefit. The Company’s Certificate of Formation provides that its directors are not personally liable to the Company or its stockholders for monetary damages for breaches of fiduciary duties to the fullest extent permitted by the Delaware General Corporation Law. These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

Section 145(g) of the Delaware General Corporation Law permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation. We are in the process of entering into a policy to provide director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act.

The Company has not entered into any indemnity agreements with its officers or directors. There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

26

EXECUTIVE COMPENSATION

Remuneration Policy

All key executives are eligible to receive a base salary, post-employment benefits (including post-termination severance payments in certain circumstances), fringe benefits (including payment of a car allowance) and performance incentives, including equity-linked compensation. Performance incentives are generally only paid once predetermined key performance indicators have been met. The employment terms and conditions for our key executives and directors have historically been formalized in employment agreements. In those cases, where employment agreements are applicable, termination payments are not payable upon resignation or under the circumstances where there is cause for termination. The remuneration of directors and key executives is determined by the Board of Directors, or when formed, the Compensation Committee. It is our objective to review and adjust executive compensation and performance incentives on an annual basis. All remuneration paid to key management personnel is valued at the cost to the company and expensed.

Executive Employment Arrangements / Service Agreements

Emmanuel Cotrel is employed by FMC GlobalSat Holdings Inc. as a permanent, full-time employee. Mr. Cotrel was appointed as President and Chief Executive Officer of the Company effective December 28, 2017 with a base salary of a minimum of $125,000 for 2017 and to be adjusted up to $250,000 subject to Company financial performance over 2018 and 2019. He has a notice period of 2 months. Mr. Cotrel would be entitled to a 6-month severance base salary, which severance is increased to 12 months if the employer elects for the non-compete period to apply for a 12-month period. The contract provides for bonus payments of up to 100% of base compensation, subject to meeting targets set by the Board of Directors.

Christopher MacDonald is employed by FMC GlobalSat Holdings Inc. as a permanent, full-time employee. Mr. MacDonald was appointed as Chief Operating Officer of the Company effective December 28, 2017 with a base salary of a minimum of $100,000 for 2017 and to be adjusted up to $235,000 subject to Company financial performance over 2018 and 2019. He has a notice period of 2 months. Mr. MacDonald would be entitled to a 6-month severance base salary, which severance is increased to 12 months if the employer elects for the non-compete period to apply for a 12-month period. The contract provides for bonus payments of up to 100% of base compensation, subject to meeting targets set by the Board of Directors.

Adam Ferguson is employed by FMC GlobalSat Holdings Inc. as a permanent, full-time employee. Mr. Ferguson was appointed as Chief Technology Officer of the Company effective December 28, 2017 with a base salary of a minimum of $100,000 for 2017 and to be adjusted up to $235,000 subject to Company financial performance over 2018 and 2019. He has a notice period of 2 months. Mr. Ferguson would be entitled to a 6-month severance base salary, which severance is increased to 12 months if the employer elects for the non-compete period to apply for a 12-month period. The contract provides for bonus payments of up to 100% of base compensation, subject to meeting targets set by the Board of Directors.

Robert Kubat is employed by FMC GlobalSat Holdings Inc. as a permanent, full-time employee. Mr. Kubat was appointed as Chief Financial Officer of the Company effective December 29, 2017 with a base salary of a minimum of $100,000 and to be adjusted up to $195,000 subject to Company financial performance over 2018 and 2019. He has a notice period of 1 month. Mr. Kubat would be entitled to a 6-month severance base salary, which severance is increased to 12 months if the employer elects for the non-compete period to apply for a 12-month period. The contract provides for bonus payments of up to 100% of base compensation, subject to meeting targets set by the Board of Directors.

27

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, or paid to our chief executive officer and the three most highly-compensated executive officers (other than the chief executive officer) who were serving as executive officers as of May 14, 2018 for services rendered in all capacities to us for the year ended December 31, 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Emmanuel Cotrel (1)
Chief Executive Officer	2017	125,000	0	0	0	125,000

Adam Ferguson (1)
Chief Technology Officer	2017	100,000	0	0	0	100,000

Christopher McDonald (1)
Chief Operating Officer	2017	100,000	0	0	0	100,000

Sean Martin (2)
Former Chief Executive Officer and President	2017	30,000	0	0	0	30,000

Brett Nesland (2)
Former Secretary	2017	30,000	0	0	0	30,000

(1)	Prior to the merger with the Company, FMC GlobalSat has entered into a two (2) year employment agreement with each of Emmanuel Cotrel, Adam Ferguson and Christopher McDonald pursuant to which, effective from the merger as of December 28, 2017.
(2)	Sean Martin and Brett Nesland resigned from all positions of the Company as of December 28, 2017, upon the merger between the Company and FMC GlobalSat.

Outstanding Equity Awards

As of the date of this prospectus, the Company has not made or issued any grants of stock options under its Equity Compensation Plan (the “2017 Plan”)

2017 Equity Compensation Plan

General

On November 16, 2017, our Board of Directors adopted the 2017 Plan. The 2017 Plan was approved by the stockholders on December 27, 2017.

The general purpose of the 2017 Plan is to provide an incentive to our employees, directors, consultants and advisors by enabling them to share in the future growth of our business. Our Board of Directors believes that the granting of stock options, restricted stock awards, unrestricted stock awards and similar kinds of equity-based compensation promotes continuity of management and increases incentive and personal interest in the welfare of our Company by those who are primarily responsible for shaping and carrying out our long range plans and securing our growth and financial success.

Our Board of Directors believes that the 2017 Plan will advance our interests by enhancing our ability to (a) attract and retain employees, consultants, directors and advisors who are in a position to make significant contributions to our success; (b) reward our employees, consultants, directors and advisors for these contributions; and (c) encourage employees, consultants, directors and advisors to take into account our long-term interests through ownership of our shares.

28

Description of the 2017 Equity Incentive Plan

The following description of the principal terms of the 2017 Plan is a summary and is qualified in its entirety by the full text of the 2017 Plan, which is attached herewith as an exhibit.

Administration. The 2017 Plan will be administered by our Board of Directors. Our Board of Directors may grant options to purchase shares of our Common Stock, stock appreciation rights, restricted stock units, restricted or unrestricted shares of our Common Stock, performance shares, performance units, other cash-based awards and other stock-based awards. The Board of Directors also has broad authority to determine the terms and conditions of each option or other kind of equity award, adopt, amend and rescind rules and regulations for the administration of the 2017 Plan and amend or modify outstanding options, grants and awards. The Board of Directors may delegate authority to the chief executive officer and/or other executive officers to grant options and other awards to employees (other than themselves), subject to applicable law and the 2017 Plan. No options, stock purchase rights or awards may be made under the Plan on or after the ten year anniversary of the adoption of the 2017 Plan by our Board of Directors, but the 2017 Plan will continue thereafter while previously granted options, stock appreciation rights or awards remain subject to the 2017 Plan.

Eligibility. Persons eligible to receive options, stock appreciation rights or other awards under the 2017 Plan are those employees, consultants, advisors and directors of our Company and our subsidiaries who, in the opinion of the Board of Directors, are in a position to contribute to our success.

Shares Subject to the 2017 Plan. The aggregate number of shares of Common Stock available for issuance in connection with options and awards granted under the 2017 Plan is 1,000,000, subject to customary adjustments for stock splits, stock dividends or similar transactions. Incentive Stock Options may be granted under the 2017 Plan with respect to all of those shares. If any option or stock appreciation right granted under the 2017 Plan terminates without having been exercised in full or if any award is forfeited, or if shares of Common Stock are withheld to cover withholding taxes on options or other awards, the number of shares of Common Stock as to which such option or award was forfeited, or which were withheld, will be available for future grants under the 2017 Plan. No employee, consultant, advisor or director may receive options or stock appreciation rights relating to more than 1,000,000 shares of our Common Stock in the aggregate in any calendar year.

Terms and Conditions of Options. Options granted under the 2017 Plan may be either “incentive stock options” that are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or “nonstatutory stock options” that do not meet the requirements of Section 422 of the Code. The Board of Directors will determine the exercise price of options granted under the 2017 Plan. The exercise price of stock options may not be less than the fair market value, on the date of grant, per share of our Common Stock issuable upon exercise of the option (or 110% of fair market value in the case of incentive options granted to a ten-percent stockholder).

If on the date of grant the Common Stock is listed on a stock exchange or is quoted on the automated quotation system of Nasdaq, the fair market value shall generally be the closing sale price on the last trading day before the date of grant. If no such prices are available, the fair market value shall be determined in good faith by the Board of Directors based on the reasonable application of a reasonable valuation method.

No option may be exercisable for more than ten years (five years in the case of an incentive stock option granted to a ten-percent stockholder) from the date of grant. Options granted under the 2017 Plan will be exercisable at such time or times as the Board of Directors prescribes at the time of grant. No employee may receive incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000. The Board of Directors may, in its discretion, permit a holder of an option to exercise the option before it has otherwise become exercisable, in which case the shares of our Common Stock issued to the recipient will continue to be subject to the vesting requirements that applied to the option before exercise.

Generally, the option price may be paid (a) in cash or by certified bank check, (b) through delivery of shares of our Common Stock having a fair market value equal to the purchase price, or (c) a combination of these methods. The Board of Directors is also authorized to establish a cashless exercise program and to permit the exercise price (or tax withholding obligations) to be satisfied by reducing from the shares otherwise issuable upon exercise a number of shares having a fair market value equal to the exercise price.

29

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient. However, the Board of Directors may permit the holder of an option, stock appreciation right or other award to transfer the option, right or other award to immediate family members or a family trust for estate planning purposes. The Board of Directors will determine the extent to which a holder of a stock option may exercise the option following termination of service with us.

Stock Appreciation Rights. The Board of Directors may grant stock appreciation rights independent of or in connection with an option. The Board of Directors will determine the other terms applicable to stock appreciation rights. The exercise price per share of a stock appreciation right will be determined by the Board of Directors, but will not be less than 100% of the fair market value of a share of our Common Stock on the date of grant, as determined by the Board of Directors. The maximum term of any SAR granted under the 2017 Plan is ten years from the date of grant. Generally, each SAR stock appreciation right will entitle a participant upon exercise to an amount equal to:

●	the excess of the fair market value on the exercise date of one share of our Common Stock over the exercise price, multiplied by

●	the number of shares of Common Stock covered by the stock appreciation right.

Payment may be made in shares of our Common Stock, in cash, or partly in Common Stock and partly in cash, all as determined by the Board of Directors.

Restricted Stock and Restricted Stock Units. The Board of Directors may award restricted Common Stock and/or restricted stock units under the 2017 Plan. Restricted stock awards consist of shares of stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock units confer the right to receive shares of our Common Stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of certain conditions specified by the Board of Directors. The Board of Directors will determine the restrictions and conditions applicable to each award of restricted stock or restricted stock units, which may include performance-based conditions. Dividends with respect to restricted stock may be paid to the holder of the shares as and when dividends are paid to stockholders or at the time that the restricted stock vests, as determined by the Board of Directors. Dividend equivalent amounts may be paid with respect to restricted stock units either when cash dividends are paid to stockholders or when the units vest. Unless the Board of Directors determines otherwise, holders of restricted stock will have the right to vote the shares.

Performance Shares and Performance Units. The Board of Directors may award performance shares and/or performance units under the 2017 Plan. Performance shares and performance units are awards, denominated in either shares or U.S. dollars, which are earned during a specified performance period subject to the attainment of performance criteria, as established by the Board of Directors. The Board of Directors will determine the restrictions and conditions applicable to each award of performance shares and performance units.

Effect of Certain Corporate Transactions. The Board of Directors may, at the time of the grant of an award, provide for the effect of a change in control (as defined in the 2017 Plan) on any award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, or (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Board of Directors. The Board of Directors may, in its discretion and without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and stock appreciation rights to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or stock appreciation right in exchange for a substitute option; (d) cancel any award of restricted stock, restricted stock units, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation; (e) redeem any restricted stock, restricted stock unit, performance share or performance unit for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of our Common Stock on the date of the change in control; (f) cancel any option or stock appreciation right in exchange for cash and/or other substitute consideration based on the value of our Common Stock on the date of the change in control, and cancel any option or stock appreciation right without any payment if its exercise price exceeds the value of our Common Stock on the date of the change in control; or (g) make such other modifications, adjustments or amendments to outstanding awards as the Board of Directors deems necessary or appropriate.

30

Amendment, Termination. The Board of Directors may amend the terms of awards in any manner not inconsistent with the 2017 Plan, provided that no amendment shall adversely affect the rights of a participant with respect to an outstanding award without the participant’s consent. In addition, our Board of Directors may at any time amend, suspend, or terminate the 2017 Plan, provided that (i) no such amendment, suspension or termination shall materially and adversely affect the rights of any participant under any outstanding award without the consent of such participant and (ii) to the extent necessary to comply with any applicable law or stock exchange rule, the 2017 Plan requires us to obtain stockholder consent. Stockholder approval is required for any plan amendment that increases the number of shares of Common Stock available for issuance under the 2017 Plan or changes the persons or classes of persons eligible to receive awards.

Tax Withholding

As and when appropriate, we shall have the right to require each optionee purchasing shares of Common Stock and each grantee receiving an award of shares of Common Stock under the 2017 Plan to pay any federal, state or local taxes required by law to be withheld.

Option Grants and Stock Awards

The grant of options and other awards under the 2017 Plan is discretionary, and we cannot determine now the specific number or type of options or awards to be granted in the future to any particular person or group.

PRINCIPAL STOCKHOLDERS

The following table sets forth the number of shares of Common Stock beneficially owned as of May 14, 2018 by:

●	each of our stockholders who is known by us to beneficially own 5% or more of our Common Stock;

●	each of our executive officers;

●	each of our directors; and

●	all of our directors and current executive officers as a group.

Beneficial ownership is determined based on the rules and regulations of the Commission. A person has beneficial ownership of shares if such individual has the power to vote and/or dispose of shares. This power may be sole or shared and direct or indirect. Applicable percentage ownership in the following table is based on the total of 15,203,460 shares of Common Stock issued and outstanding as of May 14, 2018. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock that are subject to options or warrants held by that person and exercisable as of, or within 60 days of, May 14, 2018 are included. These shares, however, are not counted as outstanding for the purposes of computing the percentage ownership of any other person(s). Except as may be indicated in the footnotes to this table and pursuant to applicable community property laws, each person named in the table has sole voting and dispositive power with respect to the shares of Common Stock set forth opposite that person’s name. Unless indicated below, the address of each individual listed below is c/o FMC GlobalSat Holdings, Inc., 3301 SE 14th Avenue, Fort Lauderdale, FL 33316.

31

Stockholder	Common Stock	Percentage
Emmanuel Cotrel	4,780,000	31.44%
Adam Ferguson	2,650,000	17.43%
Chris MacDonald	2,635,000	17.33%
Robert Kubat	0	0
Ian Thompson	0	0
All Officers and Directors	10,065,000	66.20%
Sean Martin	1,000,000	6.58%
Mitchell Lampert	1,000,000	6.58%
Brett Nesland(1)	651,246	4.28%

* Less than 1%.

(1) Includes (i) 500,000 shares of Common Stock issued to Mr. Nesland as a founder of the Company; (ii) 50,000 shares acquired in the Bridge Financing for $25,000 plus 1,246 shares acquired with accrued interest; and (iii) 100,000 shares of common stock that Mr. Nesland acquired in the Private Placement for $100,000, along with 50,000 warrants, each exercisable for a period of five (5) years at a price of $1.00 per share, that are excluded from the common stock calculation.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Unless described below, since April 19, 2017 (inception), there are no transactions or series of similar transactions to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

On November 16, 2017, prior to the merger with the Company, FMC GlobalSat entered into an agreement with SMB FMC SAT Distributers LLC (“SMB”), a limited liability company owned by Sean Martin, the Company’s then the Chief Executive Officer and a Director, Brett Nesland, the Company’s then the Secretary and a Director, and Mitchell Lampert, a partner in the law firm that represented the Company, pursuant to which FMC GlobalSat agreed to compensate SMB for referrals it made that result in sales of Kymeta products and services by FMC GlobalSat. The terms of the agreement also provided for the issuance of 500,000 warrants to purchase shares of FMC GlobalSat common stock to SMB, each exercisable at a price of $1.00 per share for a period of five (5) years, which warrants were exchanged for identical warrants of the Company upon completion of the merger by and between the Company and FMC GlobalSat. The warrants were distributed to Messrs. Martin, Nesland and Lampert as follows: 50,000 to Mr. Martin, 300,000 to Mr. Nesland and 150,000 to Mr. Lampert.

DESCRIPTION OF CAPITAL STOCK

Our authorized capitalization consists of 20,000,000 shares of Common Stock, par value $.0001 per share, of which 15,203,460 shares of Common Stock were issued and outstanding as at the date of this prospectus.

Common Stock

Each share of Common Stock entitles the holder thereof to one (1) vote on all matters submitted to a vote of the holders of Common Stock. Holders of shares of Common Stock are entitled to receive such dividends as the board of directors may, from time to time, declare out of Company funds legally available for the payment of dividends. Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to shareholders.

Shareholders do not have any pre-emptive rights to subscribe for or purchase any stock or other securities of the Company. The Common Stock is not convertible or redeemable. Neither the Company's Certificate of Formation nor its By-Laws provide for pre-emptive rights.

Warrants

As of the date of this prospectus, we had the following outstanding warrants:

(i)	Five-year warrants to purchase an aggregate of 500,000 shares of Common Stock at an exercise price of $1.00 per share; and

32

(ii)	Five-year warrants to purchase an aggregate of 846,500 shares of Common Stock at an exercise price of $2.50 per share. During the term of these warrants, the Company has the option to redeem all of the warrants then outstanding at $0.001 per share, upon not less than thirty (30) days nor more than sixty (60) days prior written notice to the holders of such warrants at any time provided that, at the time of delivery of such notice (i) there is an effective registration statement covering the resale of the shares of Common Stock issuable upon exercise of the warrants or the shares of Common Stock issuable upon exercise of the warrants are otherwise freely tradable; and (ii) the closing bid price of the Company’s Common Stock for 20 consecutive trading days prior to the date of the notice of redemption is at least $5 per share at the time of written notice to the holders of such warrants, as proportionately adjusted to reflect any stock splits, stock dividends, combination of shares or like events.

Options

As of the date of this prospectus, there were no outstanding grants of options to purchase shares of our Common Stock.

Transfer Agent and Registrar

VStock is the transfer agent and registrar for our Common Stock and Warrants.

Quotation of Securities

Our Common Stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any exchange.

SELLING STOCKHOLDERS

The following table sets forth information as of the date of this prospectus, to our knowledge, about the beneficial ownership of our Common Stock by the selling stockholders both before and immediately after the offering.

All of the selling stockholders received their securities in: (i) our formation, (ii) Bridge Financing; (iii) the December 2017 Private Placements; and/or (iv) the issuance in connection with the merger with FMC GlobalSat. We believe that the selling stockholders have sole voting and investment power with respect to all of the shares of Common Stock beneficially owned by them unless otherwise indicated. We believe that all securities purchased by broker-dealers or affiliates of broker-dealers were purchased by such persons and entities in the ordinary course of business and at the time of purchase, such purchasers did not have any agreements or understandings, directly or indirectly, with any person to distribute such securities.

The percent of beneficial ownership for the selling stockholders is based on 15,203,460 shares of Common Stock outstanding as of the date of this prospectus. Warrants to purchase shares of our Common Stock held by certain investors that are currently exercisable or exercisable within 60 days of the date of this prospectus are considered outstanding and beneficially owned by such investors for the purpose of computing the percentage ownership of their respective percentage ownership but are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder.

Unless otherwise stated below, to our knowledge, none of the selling stockholders has had a material relationship with us other than as a stockholder at any time within the past three years or has ever been one of our officers or directors.

Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our Common Stock as to which a stockholder has sole or shared voting power or investment power, and also any shares of our Common Stock which the stockholder has the right to acquire within 60 days, including upon exercise of warrants to purchase shares of our Common Stock.

33

The shares of Common Stock being offered pursuant to this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders. After the date of effectiveness, the selling stockholders may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their Common Stock. Information about the selling stockholders may change over time. The share information contained in the below table is accurate as of May 14, 2018, the date of the Prospectus.

	Shares Beneficially			Shares	Shares Beneficially
	Owned as of the date of			Offered by	Owned After the
	this Prospectus			Prospectus(1)	Offering(2)
Name of Selling Stockholder	Number Shares	Warrants	Percent	Number	Number	Percent
Adam Ferguson (3)	2,650,000	12,500	16.09%	37,500	2,625,000	15.86%
Chris MacDonald (4)	2,635,000	5,000	15.95%	15,000	2,625,000	15.86%
Brett Nesland (5)	651,246	350,000	6.05%	201,246	800,000	4.84%
Donavan W Strangle	351,246	150,000	3.03%	501,246	0	0%
Realtrust IRA Alternatives	351,219	150,000	3.03%	501,219	0	0%
Essence Holdings Inc	200,794	75,000	1.67%	275,794	0	0%
Robert Bennet Prag	126,150	37,500	.99%	163,650	0	0%
Cat’s Paw Trust	100,000	50,000	.91%	150,000	0	0%
George Todd	100,000	50,000	.91%	150,000	0	0%
TATS of WA Inc (401K)	100,000	50,000	.91%	150,000	0	0%
William A Douglas III	100,684	25,000	.76%	125,684	0	0%
Yves-Regis Cotrel (6)	101,500	13,250	.69%	39,750	75,000	.45%
Mark E Bloudek	75,794	12,500	.53%	88,294	0	0%
Brett Maas	51,500	25,750	.47%	77,250	0	0%
Priscilla J Galakatos	50,000	25,000	.45%	75,000	0	0%
Terry W Johnston	50,000	25,000	.45%	75,000	0	0%
Barbara Lampert	50,000	25,000	.45%	75,000	0	0%
Katherine T Dixon	51,369	0	.31%	51,369	0	0%
David Joel Moss	50,986	0	.31%	50,986	0	0%
Kevin W Robinson	50,972	0	.31%	50,972	0	0%
C&H Capital Inc	25,000	12,500	.23%	37,500	0	0%
Christopher W Martin	25,000	12,500	.23%	37,500	0	0%
Shawn Hickey	25,000	12,500	.23%	37,500	0	0%
The Fransis P Knuttel Trust	25,000	12,500	.23%	37,500	0	0%
Edward Borrelli	20,000	10,000	.18%	30,000	0	0%
Donald H Ferguson	10,000	5,000	.09%	15,000	0	0%

Total	8,028,460	1,146,500	55.44%	3,049,960	6,125,000	37.01%

(1) Share numbers include issued Common Stock shares and shares of Common Stock issuable upon exercise of warrants that are exercisable within sixty days of May 14, 2018.

(2) Assumes the sale of all shares offered pursuant to this prospectus.

(3) Assumes the sale of all 25,000 shares of common stock, and the sale of all 12,500 shares of common stock issuable upon exercise of warrants that are exercisable within sixty days of May 14, 2018, which were purchased by Mr. Ferguson in the January 2018 Private Placement and excludes all of the 2,625,000 shares of common stock received by Mr. Ferguson in the merger between the Company and FMC GlobalSat, which are not eligible for registration hereunder.

(4) Assumes the sale of all 10,000 shares of common stock, and the sale of all 5,000 shares of common stock issuable upon exercise of warrants that are exercisable within sixty days of May 14, 2018, which were purchased by Mr. MacDonald in the January 2018 Private Placement and excludes all of the 2,625,000 shares of common stock received by Mr. MacDonald in the merger between the Company and FMC GlobalSat, which are not eligible for registration hereunder.

(5) Assumes the sale of all 51,256 shares of shares of common stock received by Mr. Nesland upon conversion of a note and accrued interest in connection with the Bridge Financing, and the sale of all 100,000 shares of common stock and all 50,000 shares of common stock issuable upon exercise of warrants that are exercisable within sixty days of May 14, 2018, which were purchased by Mr. Nesland in the December 2017 Private Placement, and excludes (1) the 500,000 shares of common stock received by Mr. Nesland as original founder’s shares following formation of the Company, and (2) the 300,000 shares of common stock issuable upon exercise of warrants that are exercisable within sixty days of May 14, 2018 which Mr. Nesland received in connection with the agreement between the Company and SMB, which are not eligible for registration hereunder.

(6) Assumes the sale of all 26,500 shares of common stock, and the sale of all 13,250 shares of common stock issuable upon exercise of warrants that are exercisable within sixty days of May 14, 2018, which were purchased by Mr. Cotrel in the December 2018 Private Placement and excludes all of the 75,00 shares of common stock received by Mr. Cotrel in a transfer of common shares, which were originally issued to Emmanuel Cotrel in the merger between the Company and FMC GlobalSat, and which are not eligible for registration hereunder.

34

PLAN OF DISTRIBUTION

The selling stockholders, which term as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	privately negotiated transactions;

●	short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

35

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus; provided, however, that prior to any such transfer the following information (or such other information as may be required by the federal securities laws from time to time) with respect to each such selling beneficial owner must be added to the prospectus by way of a prospectus supplement or post-effective amendment, as appropriate: (1) the name of the selling beneficial owner; (2) any material relationship the selling beneficial owner has had within the past three years with us or any of our predecessors or affiliates; (3) the amount of securities of the class owned by such beneficial owner before the offering; (4) the amount to be offered for the beneficial owner’s account; and (5) the amount and (if one percent or more) the percentage of the class to be owned by such beneficial owner after the offering is complete.

In connection with the sale of our Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering, provided, however, we will receive proceeds from the exercise of the warrants held by certain investors.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents, or their affiliates, that participate in the sale of the Common Stock or interests therein are “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

The maximum amount of compensation to be received by any FINRA member or independent broker-dealer for the sale of any securities registered under this prospectus will not be greater than 8.0% of the gross proceeds from the sale of such securities.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

36

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any exchange. We are seeking sponsorship for the trading of our Common Stock on the OTC Bulletin Board and/or OTCQB Market upon the effectiveness of the registration statement of which this prospectus is a part. There can be no assurance that a market maker will agree to file the necessary documents with the FINRA, nor can we provide assurance that our shares will actually be quoted on the OTC Bulletin Board and/or OTCQB Market or, if quoted, that a viable public market will materialize or be sustained.

Future sales of substantial amounts of our shares in the public market could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

Holders

As of the date of this prospectus, there are 47 record holders of our Common Stock.

LEGAL MATTERS

Ian Thompson, our General Counsel, has acted as our internal counsel in connection with the preparation of this prospectus and the issuance of an opinion relating to the validity of the securities offered in this prospectus.

EXPERTS

The consolidated financial statements of the Company appearing in this prospectus and related registration statement have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon, (which contains an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern, as described in Note 2 to the financial statements) and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified to the fullest extent permitted under Delaware law. We may also purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a capacity, and such a policy may be obtained by us in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

37

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the Common Stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our Common Stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

You may read and copy all or any portion of the registration statement without charge at the office of the SEC at the Public Reference Room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. Copies of the registration statement may be obtained from the SEC at prescribed rates from the Public Reference Section of the SEC at such address. In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

Contemporaneously with the effectiveness of the registration statement of which this prospectus is a part, we will become subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, will file annual reports containing financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, and other information with the Securities and Exchange Commission. You will be able to inspect and copy such periodic reports, and other information at the SEC’s public reference room, and the web site of the SEC referred to above.

38

F-1

FMC GlobalSat Holdings, Inc. and Subsidiary

CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS	March 31, 2018	December 31,
Current assets:	(unaudited)	2017
Cash	$716,436	$1,089,715
Accounts receivable	4,010	1,403
Inventory – equipment components	326,017	50,267
Prepaid expenses and other current assets	106,045	15,877
Total current assets	1,152,508	1,157,262

Property and equipment, net	7,905	-
Other assets	11,142	9,752
Total assets	$1,171,555	$1,167,014

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$454,245	$239,720
Deferred revenue	24,275	138
Total current liabilities	478,250	239,858

Commitments & Contingencies

Stockholders’ equity:
Common stock, $0.0001 par value, 20,000,000 shares authorized, 15,203,460 and 15,013,460 issued and outstanding at March 31, 2018 and December 31, 2017, respectively	1,520	1,501
Additional paid-in capital	1,894,784	1,705,303
Accumulated deficit	(1,203,269)	(779,648)
Total stockholders’ equity	693,035	927,156
Total liabilities and stockholders’ equity	$1,171,555	$1,167,014

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-2

FMC GlobalSat Holdings, Inc. and Subsidiary

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2018

(unaudited)

Revenues	$93,423
Cost of revenues	69,854
Gross profit	23,569

Operating expenses:
Selling and marketing	159,270
General and administrative	287,920
Total operating expenses	447,190

Loss from Operations	(423,621)

Net loss	$(423,621)

Basic and diluted net loss per common share	$(0.03)

Weighted average shares outstanding, basic and diluted	15,146,460

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-3

FMC GlobalSat Holdings, Inc. and Subsidiary

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Three Months Ended March 31, 2018

(unaudited)

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Deficit	Equity

Balance at December 31, 2017	15,013,460	$1,501	$1,705,303	$(779,648)	$927,156

Issuance of common stock and warrants in private placement offering, net of costs	190,000	19	189,500	-	189,500

Net loss	-	-	-	(423,621)	(423,621)

Balance, March 31, 2018	15,203,460	$1,520	$1,894,784	$(1,203,269)	$693,035

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-4

FMC GlobalSat Holdings, Inc. and Subsidiary

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

For the Three Months Ended March 31, 2018

(unaudited)

Cash flows from operating activities:
Net loss	$(423,621)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	433
Changes in operating assets and liabilities:
Accounts receivable	(2,607)
Inventory	(275,750)
Prepaid expenses and other current assets	(90,167)
Other assets	(1,391)
Accounts payable and accrued expenses	214,525
Deferred revenue	24,137
Net cash used in operating activities	(554,441)

Cash flows from investing activities:
Property and equipment	(8,338)
Net cash used in investing activities	(8,338)

Cash flows from financing activities:
Proceeds from the sale of common stock, net	189,500
Net cash provided by financing activities	189,500

Net decrease in cash	(373,279)
Cash - beginning	1,089,715
Cash - ending	$716,436

Supplemental disclosure of non-cash financing activities:
Warrants issued relating to January 27, 2018 private placement offering	$237,500

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-5

FMC GlobalSat Holdings, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 1 - Business Organization, Nature of Operations

The Company is a provider of global connectivity and is party to a distributor agreement with Kymeta Corporation (“Kymeta”) to resell its satellite antenna products and has been appointed as Kymeta’s exclusive worldwide distributor of its products and services for the renewable energy industry (solar, wind, hydro, biomass and geothermal power plants), as well as the right to resell Kymeta products and services in other industries on a non-exclusive basis. The Company’s appointment as a distributor (including the appointment as the exclusive distributor for the renewable energy industry) is effective as of May 4, 2017, and will last for an initial term of five (5) years from the date on which Kymeta notifies the Company that it has met certain performance criteria. The Company provides satellite and wireless solutions to markets and industries that requires long term visibility into cost and demands strict adherence to regulatory requirements. The Company’s primary activities since inception have been the development of its business plan, negotiating strategic alliances and other agreements, and raising capital.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) for interim financial information. Accordingly, they do not include all of the information and disclosures required by U.S. GAAP for annual financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the unaudited condensed consolidated financial statements of the Company for the three months ended March 31, 2018. The results of operations for the three months ended March 31, 2018 are not necessarily indicative of the operating results for the full year ending December 31, 2018 or any other period. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related disclosures of the Company as of December 31, 2017, which are included elsewhere in this document.

Note 2 – Going Concern and Management’s Plans

The Company is in its early stage with limited operations and has incurred a net loss of $779,648 during the period from April 19, 2017 (inception) through December 31, 2017 and net loss of $423,621 during the first quarter ended March 31, 2018. The Company's primary source of operating funds since inception has been from the issuance of convertible notes, the sale of Common Stock and warrants in a private placement, cash proceeds from revenue generated by sales, and the issuance of common shares to its founders.

The Company’s ability to continue its operations and to pay its obligations when they become due is contingent upon the Company obtaining additional financing and generating positive cash flows from its operations. Management plans to raise additional capital by increasing operating cash flows from revenues generated from the sales of product and services to new customers and through debt and equity financing. The Company’s plans include its listing on a public market and raising additional equity through a potential public offering. There are no assurances that the Company will be able to raise capital on terms acceptable to the Company and or its stockholders, or that the Company will be able to complete an offering, or that cash flows are sufficiently generated from its operations.

Management has determined that there is substantial doubt about the Company’s ability to continue its operations as a going concern within one year from the date the financial statements are issued. The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The condensed consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Note 3 – Summary of Significant Accounting Policies

Principles of Consolidation

The condensed consolidated financial statements of the Company include the accounts of FMC Globalsat Holdings, Inc and FMC Globalsat, Inc, its wholly owned subsidiary. All significant intercompany transactions have been eliminated in the consolidation.

F-6

FMC GlobalSat Holdings, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 3 – Summary of Significant Accounting Policies, continued

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements as well as the reported expenses during the reporting periods.

The Company’s significant estimates and assumptions include the recognition of revenue, valuation of the Company’s common stock, allowance for doubtful accounts, inventory reserves, and the valuation allowance related to deferred tax assets. Some of these judgments can be subjective and complex, and, consequently, actual results may differ from these estimates. Although the Company believes that its estimates and assumptions are reasonable, they are based upon information available at the time the estimates and assumptions were made.

Revenue Recognition

The Company derives revenue from the sale and support of its satellite and wireless communications products and ancillary services related to the deployment of these products.  The Company’s products consist of its equipment and satellite and cellular service plans. The Company sells its products through its own internal sales force and external resellers. The Company extends to the customer the manufacturer’s limited warranty of the satellite hardware for 24 months from shipment and invoicing dates. The warranty with respect to defective products is discharged, at Kymeta’s sole discretion and at its expense by 1) repairing or replacing the defective products, or 2) crediting or refunding the price of the defective products, less any applicable discounts, rebates, or credits. The Company has the responsibility to ship the defective product to Kymeta’s facility at its own expense. The Company will estimate this expense on an annual basis depending on the number of systems installed and covered under the limited warranty. After 24 months, in order to maintain the hardware and software warranty, customers may purchase a maintenance plan or an extended warranty plan to continue coverage. The Company also provides ancillary services directly related to the sale of its communications products including, installation, system engineering, product training, and onsite support. For the quarter ended March 31, 2018 revenue has been minimal.

In accordance with U.S. GAAP, revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is reasonably assured. For arrangements that require acceptance of the product, system, or solution as specified by the customer, revenue is deferred until the acceptance criteria have been met.

Most of the Company’s products have both equipment and service components that function together to deliver the products’ essential functionality. For these multiple deliverable arrangements, the Company allocates revenue to the deliverables based on their relative selling prices. To the extent that a deliverable is subject to specific guidance on whether and/or how to allocate the consideration in a multiple deliverable arrangement, that deliverable is accounted for in accordance with such specific guidance. The Company limits the amount of revenue recognition for delivered items to the amount that is not contingent on the future delivery of products or services or meeting other future performance obligations.

The Company allocates revenue to each deliverable and performance obligation, the Company recognizes revenue in accordance with its policies when all revenue recognition criteria are met. Equipment revenue is recognized upon transfer of control of hardware, which is the date equipment is shipped from warehouse. Service revenue for data and cellular arrangements are recognized evenly over the contract terms. Installation, activation, shipping and handling fees billed to customers are included in revenue, with the associated costs included in cost of sales, at the time the performance obligation has been met.

Net Loss per Share

Basic net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted earnings per common share is computed by dividing net earnings by the weighted average number of common shares outstanding, plus the issuance of common share, if dilutive, resulting from the exercise of stock options and warrants. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options or stock warrants (using the treasury stock method). The computation of basic loss per share for the three months ended March 31, 2018 includes potentially dilutive securities.

F-7

FMC GlobalSat Holdings, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 3 – Summary of Significant Accounting Policies, continued

Potentially dilutive securities outlined in the table below have been excluded from the computation of diluted net loss per share because the effect of their inclusion would have been anti-dilutive as of March 31, 2018:

Warrants to purchase common stock	1,346,500
Total potentially dilutive securities	1,346,500

Recent Accounting Standards

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in ASC 605 - Revenue Recognition (“ASC 605”) and most industry-specific guidance throughout ASC 605. The FASB has issued numerous updates that provide clarification on a number of specific issues as well as requiring additional disclosures. The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under existing U.S. GAAP including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The guidance also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. The guidance may be adopted through either retrospective application to all periods presented in the financial statements (full retrospective approach) or through a cumulative effect adjustment to retained earnings at the effective date (modified retrospective approach). The guidance was revised in July 2015 to be effective for emerging growth companies for annual and interim periods beginning on or after December 15, 2018. The Company is currently evaluating ASU 2014-09 and its impact on its condensed consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. ASU 2016-02 will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2019, with early adoption permitted. The Company is currently evaluating ASU 2016-02 and its impact on its condensed consolidated financial statements.

In July 2017, the FASB issued ASU No. 2017-11, “Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815)”: (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Non-controlling Interests with a Scope Exception (“ASU 2017-11”). ASU 2017-11 allows companies to exclude a down round feature when determining whether a financial instrument (or embedded conversion feature) is considered indexed to the entity’s own stock. As a result, financial instruments (or embedded conversion features) with down round features may no longer be required to be accounted for as derivative liabilities. A company will recognize the value of a down round feature only when it is triggered and the strike price has been adjusted downward. For equity-classified freestanding financial instruments, an entity will treat the value of the effect of the down round as a dividend and a reduction of income available to common shareholders in computing basic earnings per share. For convertible instruments with embedded conversion features containing down round provisions, entities will recognize the value of the down round as a beneficial conversion discount to be amortized to earnings. ASU 2017-11 is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted. The Company early adopted ASU 2017-11, and such adoption did not have an impact on the Company’s consolidated financial statements.

Management’s Evaluation of Subsequent Events

The Company evaluates events that have occurred after the balance sheet date through the date which the financial statements are issued. Based upon the review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements, except as disclosed.

F-8

FMC GlobalSat Holdings, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 4 – Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following as of March 31, 2018:

Accounts payable & credit cards payable	$425,795
Accrued employee compensation	20,445
Other accrued expenses	8,005
Total	$454,245

Note 5 – Commitments and Contingencies

Litigations, Claims and Assessments

The Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. There are no such matters as of March 31, 2018.

Note 6 – Stockholders’ Equity

Common Stock & Warrants

The Company sold 190,000 shares of common stock in a private placement for an aggregate price of $190,000 on January 27, 2018. The Company has received net cash proceeds of $189,500 relating to this transaction. The Company also issued to the private placement offering investors, warrants to purchase up to 95,000 shares of common stock of the Company at a per share exercise price of $2.50. The warrants, based on the terms of the agreement, will expire five years from the date of the grant and were fully vested upon the date of issuance.

The following is a summary of the Company’s warrant activity:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Life In Years
Outstanding December 31, 2017	1,251,500	$1.90	4.99
Granted	95,000	2.50	4.83
Exercised	-	-	-
Forfeited	-	-	-
Outstanding March 31, 2018	1,346,500	$1.94	4.78

Exercisable, March 31, 2018	1,346,500	$1.94	4.78

F-9

FMC GlobalSat Holdings, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 6 – Stockholders’ Equity - continued

The following table presents information related to warrants outstanding and exercisable at March 31, 2018:

Warrants Outstanding			Warrants Exercisable
			Weighted
		Outstanding	Average	Exercisable
		Number of	Remaining	Number of
Grant Date	Exercise Price	Options	Life in Years	Options
December 28, 2017	$1.00	500,000	4.75	500,000
December 28, 2017	2.50	751,500	4.75	751,500
January 27, 2018	2.50	95,000	4.83	95,000
		1,346,500	4.78	1,346,500

Note 7 – Subsequent events

Increased Number of Common Shares

On June 13, 2018, the Board of Directors approved an increase in the number of authorized shares of the Company’s common stock from 20,000,000 shares to 30,000,000 shares and authorized the senior officers to explore a “Series B” financing on the Company’s behalf. There can be no assurance that such financing will be consummated.

F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

FMC GlobalSat Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of FMC GlobalSat Holdings, Inc. (the “Company”) as of December 31, 2017, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the period from April 19, 2017 (inception) to December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the first year in the period from April 19, 2017 (inception) to December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has had minimal revenue since inception, incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2018.

New York, NY

May 14, 2018

F-11

FMC GlobalSat Holdings, Inc. and Subsidiary

CONSOLIDATED BALANCE SHEET

As of December 31, 2017

ASSETS
Current assets:
Cash	$1,089,715
Accounts receivable	1,403
Inventory	50,267
Prepaid expenses and other current assets	15,877
Total current assets	1,157,262

Other assets	9,752
Total assets	$1,167,014

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$239,720
Deferred revenue	138
Total current liabilities	$239,858

Commitments & Contingencies

Stockholders’ equity:
Common stock, $0.0001 par value, 20,000,000 shares authorized, 15,013,460, issued and outstanding	$1,501
Additional paid-in capital	1,705,303
Accumulated deficit	(779,648)
Total stockholders’ equity	927,156
Total liabilities and stockholders’ equity	$1,167,014

The accompanying notes are an integral part of these consolidated financial statements.

F-12

FMC GlobalSat Holdings, Inc. and Subsidiary

CONSOLIDATED STATEMENT OF OPERATIONS

For the period from April 19, 2017 (inception) to December 31, 2017

Revenues	$35,213
Cost of revenues	34,275
Gross profit	938

Operating expenses:
Selling and marketing	25,222
General and administrative	615,419
Total operating expenses	640,641

Loss from Operations	(639,703)

Interest Expense	139,945

Net loss	$(779,648)

Basic and diluted net loss per common share	$(0.07)

Weighted average shares outstanding, basic and diluted	11,593,908

The accompanying notes are an integral part of these consolidated financial statements.

F-13

FMC GlobalSat Holdings, Inc. and Subsidiary

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

As of December 31, 2017

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Deficit	Equity

Balance at April 19, 2017 (inception)	-	$-	$-	$-	$-

Issuance of common stock to FMC GlobalSat, Inc. Founders	10,500,000	1,050	(1,050)	-	-

Issuance of common stock and warrants to FMC Globalsat Holdings Founders pursuant to merger agreement	2,500,000	250	-	-	250

Issuance of common stock and warrants in private placement offering, net of costs	1,503,000	150	1,316,459	-	1,316,609

Issuance of common stock in conversion of promissory notes and accrued interest, including recognition of $139,945 debt discount	510,460	51	389,894	-	389,945

Net loss	-	-	-	(779,648)	(779,648)

Balance, December 31, 2017	15,013,460	$1,501	$1,705,303	$(779,648)	$927,156

The accompanying notes are an integral part of these consolidated financial statements.

F-14

FMC GlobalSat Holdings, Inc. and Subsidiary

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period from April 19, 2017 (inception) to December 31, 2017

Cash flows from operating activities:
Net loss	$(779,648)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization of debt discount	139,945
Changes in operating assets and liabilities:
Accounts receivable	(1,403)
Inventory	(50,267)
Prepaid expenses and other current assets	(15,877)
Other assets	(9,752)
Accounts payable and accrued expenses	239,720
Deferred revenue	138
Net cash used in operating activities	(477,144)

Cash flows from financing activities:
Proceeds from the sale of common stock, net	1,316,859
Proceeds from the issuance of convertible notes	250,000
Net cash provided by financing activities	1,566,859

Net increase in cash	1,089,715
Cash - beginning	-
Cash - ending	$1,089,715

Supplemental disclosure of non-cash financing activities:
Conversion of convertible notes and accrued interest to common stock	$255,230
Warrants issued relating to December 28, 2017 private placement offering	$1,878,750
Warrants issued to former Founders of FMC GlobalSat Holdings, Inc.	$500,000

The accompanying notes are an integral part of these consolidated financial statements.

F-15

FMC GlobalSat Holdings, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1 – Business Organization, Nature of Operations

FMC GlobalSat Holdings, Inc. (“FGH”) was formed as a Delaware corporation on August 31, 2017. On October 6, 2017, FGH executed an agreement with FMC GlobalSat, Inc. (“FG”), pursuant to which the FGH has agreed to acquire all of the issued and outstanding securities of FG in exchange for 10,500,000 newly issued shares of the FGH’s Common Stock. FG was formed as a Florida Limited Liability Company on April 19, 2017 and was later changed to a corporation on November 2, 2017, with an effective date as of April 19, 2017. This transaction is being accounted for as a reverse recapitalization since the stockholders of FG own a majority of the outstanding shares of FGH, and the management and Board of FG became the management and Board of FGH immediately following the merger. Accordingly, FG is the acquirer for accounting purposes and, consequently, the assets and liabilities and the historical operations that are reflected in the financial statements herein are those of FG. For the purposes of these financial notes both FGH and FG are referred as (the “Company”).

The Company is a provider of global connectivity and is party to a distributor agreement with Kymeta Corporation (“Kymeta”) to resell its satellite antenna products and has been appointed as Kymeta’s exclusive worldwide distributor of its products and services for the renewable energy industry (solar, wind, hydro, biomass and geothermal power plants), as well as the right to resell Kymeta products and services in other industries on a non-exclusive basis. The Company’s appointment as a distributor (including the appointment as the exclusive distributor for the renewable energy industry) is effective as of May 4, 2017, and will last for an initial term of five (5) years from the date on which Kymeta notifies the Company that it has met certain performance criteria, as further discussed in Note 5. The Company provides satellite and wireless solutions to markets and industries that requires long term visibility into cost and demands strict adherence to regulatory requirements. The Company’s primary activities since inception have been the development of its business plan, negotiating strategic alliances and other agreements, and raising capital.

Note 2 – Going Concern and Management’s Plans

The Company is in its early stage with limited operations and has incurred a net loss of $779,648 during the period from April 19, 2017 (inception) through December 31, 2017. The Company's primary source of operating funds since inception has been from the issuance of convertible notes, the sale of Common Stock and warrants in a private placement (see Note 7), cash proceeds from revenue generated by sales, and the issuance of common shares to its founders.

The Company’s ability to continue its operations and to pay its obligations when they become due is contingent upon the Company obtaining additional financing and generating positive cash flows from its operations. Management plans to raise additional capital by increasing operating cash flows from revenues generated from the sales of product and services to new customers and through debt and equity financing. The Company’s plans include its listing on a public market and raising additional equity through a potential initial public offering (“IPO”). There are no assurances that the Company will be able to raise capital on terms acceptable to the Company and or its stockholders, or that the Company will be able to complete an IPO, or that cash flows are sufficiently generated from its operations.

Management has determined that there is substantial doubt about the Company’s ability to continue its operations as a going concern within one year from the date the financial statements are issued. The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

F-16

FMC GlobalSat Holdings, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements and notes for the year ended December 31, 2017 have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of FMC Globalsat Holdings, Inc and FMC Globalsat, Inc, its wholly owned subsidiary. All significant intercompany transactions have been eliminated in the consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements as well as the reported expenses during the reporting periods.

The Company’s significant estimates and assumptions include the recognition of revenue, valuation of the Company’s common stock, allowance for doubtful accounts, inventory reserves, and the valuation allowance related to deferred tax assets. Some of these judgments can be subjective and complex, and, consequently, actual results may differ from these estimates. Although the Company believes that its estimates and assumptions are reasonable, they are based upon information available at the time the estimates and assumptions were made.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. Cash is deposited with a limited number of financial institutions. The balances held at any one financial institution may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits.

Credit is extended to customers based on an evaluation of their financial condition and other factors. The Company generally does not require collateral or other security to support accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains an allowance for doubtful accounts.

As of the period April 19 (inception) to December 31, 2017, there was one significant vendor, Kymeta, that the Company relies upon for its equipment to distribute/resell. This vendor supplies the main component in our hardware sales.

Cash

The Company considers all highly liquid instruments with an original maturity of three months or less, as well as deposits in financial institutions, to be cash and cash equivalents. As of December 31, 2017, the Company had no cash equivalents.

F-17

FMC GlobalSat Holdings, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 3 – Summary of Significant Accounting Policies, continued

Accounts Receivable

Accounts receivable are stated at a gross invoice amount less an allowance for doubtful accounts. The Company estimates its allowance for doubtful accounts by evaluating specific accounts where information indicates customers may have an inability to meet financial obligations, such as customer payment history, credit worthiness and receivable amounts outstanding for an extended period beyond contractual terms. The Company uses assumptions and judgment based on the best available facts and circumstances to record an allowance to reduce the receivable to the amount expected to be collected. These allowances are evaluated and adjusted as additional information is received. As of December 31, 2017, there was no allowance for doubtful accounts.

Inventory

Inventories, which consist solely of equipment components, are stated at the lower of cost, as determined by the first-in, first-out basis or net realizable value. The Company continually analyzes its slow-moving and excess inventories. The Company will establish reserves based on historical and projected sales volumes and anticipated selling prices. Inventory that is in excess of current and projected use is reduced by an allowance to a level that approximates its estimate of future demand. Products that are determined to be obsolete are written down to net realizable value. As of December 31, 2017 the Company determined that no such reserves were necessary.

Revenue Recognition

The Company derives revenue from the sale and support of its satellite and wireless communications products and ancillary services related to the deployment of these products.  The Company’s products consist of its equipment and satellite and cellular service plans. The Company sells its products through its own internal sales force and external resellers. The Company extends to the customer the manufacturer’s limited warranty of the satellite hardware for 24 months from shipment and invoicing dates. The warranty with respect to defective products is discharged, at Kymeta’s sole discretion and at its expense by 1) repairing or replacing the defective products, or 2) crediting or refunding the price of the defective products, less any applicable discounts, rebates, or credits. The Company has the responsibility to ship the defective product to Kymeta’s facility at its own expense. The Company will estimate this expense on an annual basis depending on the number of systems installed and covered under the limited warranty. After 24 months, in order to maintain the hardware and software warranty, customers may purchase a maintenance plan or an extended warranty plan to continue coverage. The Company also provides ancillary services directly related to the sale of its communications products including, installation, system engineering, product training, and onsite support. For the period of April 19, 2017 (inception) through December 31, 2017 revenue has been minimal.

In accordance with U.S. GAAP, revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is reasonably assured. For arrangements that require acceptance of the product, system, or solution as specified by the customer, revenue is deferred until the acceptance criteria have been met.

Most of the Company’s products have both equipment and service components that function together to deliver the products’ essential functionality. For these multiple deliverable arrangements, the Company allocates revenue to the deliverables based on their relative selling prices. To the extent that a deliverable is subject to specific guidance on whether and/or how to allocate the consideration in a multiple deliverable arrangement, that deliverable is accounted for in accordance with such specific guidance. The Company limits the amount of revenue recognition for delivered items to the amount that is not contingent on the future delivery of products or services or meeting other future performance obligations.

F-18

FMC GlobalSat Holdings, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 3 – Summary of Significant Accounting Policies, continued

Revenue Recognition, continued

The Company allocates revenue to each deliverable and performance obligation, the Company recognizes revenue in accordance with its policies when all revenue recognition criteria are met. Equipment revenue is recognized upon transfer of control of hardware, which is the date equipment is shipped from warehouse. Service revenue for data and cellular arrangements are recognized evenly over the contract terms. Installation, activation, shipping and handling fees billed to customers are included in revenue, with the associated costs included in cost of sales, at the time the performance obligation has been met.

Advertising Costs

The Company expenses all advertising and marketing costs as incurred. Advertising and marketing expenses were $25,222 for the period of inception, April 19, 2017 to December 31, 2017.

Income Tax

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements as of December 31, 2017. The Company does not expect any significant changes in the unrecognized tax benefits within twelve months of the reporting date.

The Company classifies interest expense and any related penalties related to income tax uncertainties as a component of income tax expense. No interest or penalties have been recognized from April 19, 2017 (inception) through December 31, 2017.

Net Loss per Share

Basic net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted earnings per common share is computed by dividing net earnings by the weighted average number of common shares outstanding, plus the issuance of common share, if dilutive, resulting from the exercise of stock options and warrants. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options or stock warrants (using the treasury stock method). The computation of basic loss per share for the year ended December 31, 2017 includes potentially dilutive securities.

Potentially dilutive securities outlined in the table below have been excluded from the computation of diluted net loss per share because the effect of their inclusion would have been anti-dilutive as of December 31, 2017:

Warrants to purchase common stock	1,251,500
Total potentially dilutive securities	1,251,500

F-19

FMC GlobalSat Holdings, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 3 – Summary of Significant Accounting Policies, continued

Fair Value of Financial Instruments

The Company measures the fair value of the financial assets based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The carrying amounts of cash, accounts receivable, accounts payable are approximate fair value due to the short-term nature of these instruments.

Convertible Instruments

U.S. GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional.

The Company has determined that the embedded conversion options should not be bifurcated from their host instrument since there is presently no public market for the Company’s shares. The Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

Accounting for Common Stock Warrants

The Company classifies as equity any contracts that (a) require physical settlement or net-share settlement or (b) gives the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any contracts that (a) require net-cash settlement (including a requirement to net-cash settle the contract if an event occurs and if that event is outside the control of the Company) or (b) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

The Company assesses classification of its common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required. The Company’s free standing derivatives consist of warrants to purchase common stock that were issued to the Company’s founders and private placement offering investors. The Company evaluated these warrants to assess their proper classification using the applicable criteria enumerated under U.S. GAAP and determined that the common stock purchase warrants meet the criteria for equity classification in the accompanying balance sheet as of December 31, 2017.

F-20

FMC GlobalSat Holdings, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 3 – Summary of Significant Accounting Policies, continued

Recent Accounting Standards

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in ASC 605 - Revenue Recognition (“ASC 605”) and most industry-specific guidance throughout ASC 605. The FASB has issued numerous updates that provide clarification on a number of specific issues as well as requiring additional disclosures. The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under existing U.S. GAAP including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The guidance also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. The guidance may be adopted through either retrospective application to all periods presented in the financial statements (full retrospective approach) or through a cumulative effect adjustment to retained earnings at the effective date (modified retrospective approach). The guidance was revised in July 2015 to be effective for emerging growth companies for annual and interim periods beginning on or after December 15, 2018. The Company is currently evaluating ASU 2014-09 and its impact on its consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. ASU 2016-02 will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2019, with early adoption permitted. The Company is currently evaluating ASU 2016-02 and its impact on its consolidated financial statements.

In July 2017, the FASB issued ASU No. 2017-11, “Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815)”: (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Non-controlling Interests with a Scope Exception (“ASU 2017-11”). ASU 2017-11 allows companies to exclude a down round feature when determining whether a financial instrument (or embedded conversion feature) is considered indexed to the entity’s own stock. As a result, financial instruments (or embedded conversion features) with down round features may no longer be required to be accounted for as derivative liabilities. A company will recognize the value of a down round feature only when it is triggered and the strike price has been adjusted downward. For equity-classified freestanding financial instruments, an entity will treat the value of the effect of the down round as a dividend and a reduction of income available to common shareholders in computing basic earnings per share. For convertible instruments with embedded conversion features containing down round provisions, entities will recognize the value of the down round as a beneficial conversion discount to be amortized to earnings. ASU 2017-11 is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted. The Company early adopted ASU 2017-11, and such adoption did not have an impact on the Company’s consolidated financial statements.

F-21

FMC GlobalSat Holdings, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 3 – Summary of Significant Accounting Policies, continued

Management’s Evaluation of Subsequent Events

The Company evaluates events that have occurred after the balance sheet date through the date which the financial statements are issued. Based upon the review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements, except as disclosed.

Note 4 – Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following as of December 31, 2017:

Accounts payable & credit cards payable	$126,608
Accrued employee compensation	76,701
Other accrued expenses	36,411
Total	$239,720

Note 5 – Commitments and Contingencies

Litigations, Claims and Assessments

The Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. There are no such matters as of December 31, 2017.

Operating Leases

The Company has two short term leases for office space with the same office space vendor. The first short term lease has an automatic quarterly renewal clause and ends on February 28, 2018. The second short term lease has an automatic yearly renewal clause and ends January 31, 2019. The vendor has been notified that the Company has canceled the automatic renewal clause on both lease agreements. On December 29, 2017 and effective February 1, 2018, the Company entered into a lease agreement for office space in Fort Lauderdale, Florida. The lease agreement expires on January 31, 2020 with a base rent of $4,452 per month plus certain various expenses incurred.

The future minimum lease payments are as follows:

For the Year Ended December 31,	Amount
2018	$51,304
2019	53,583
2020	6,678
Total	$111,565

During the period from April 19, 2017 (inception) to December 31, 2017 rent expense was $10,319.

F-22

FMC GlobalSat Holdings, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 5 – Commitments and Contingencies, continued

Distributor Agreement

The agreement between the Company and Kymeta has an initial term which commenced on May 4, 2017 (and the effectiveness of the Company’s appointment as a distributor, including the effectiveness of its appointment as the exclusive distributor for the renewable energy industry, also commenced on May 4, 2017) and continues for five (5) years from the date on which Kymeta notifies the Company that it has met the following performance criteria: (i) the ability to maintain constant satellite connectivity 98.5% of the time that there is an unobstructed line of sight, and (ii) the ability to reach data transfer rates of up to 2.0 megabits per second (downlink) and 512 kilobits per second, as measured by certain tools to which Kymeta provides the Company access. The agreement has one (1) year renewal terms, unless Kymeta or the Company gives notice of termination to the other party at least sixty (60) days prior to termination of the initial term or any renewal term. In addition, in order to maintain its appointment as the exclusive distributor in the renewable energy sector, the agreement requires the Company to meet certain minimum equipment purchase targets (representing 2,800 units over the initial term of the agreement), in five consecutive 12 month measurement periods, the first of which will commence on the date on which Kymeta notifies the Company that it has met the performance criteria as described above. The failure of the Company to place at least annual minimum orders as set forth in the agreement in any 12 month measurement period, once commenced, could result in a default thereunder by the Company and allow Kymeta to render the agreement non-exclusive in the renewable energy industry sector or terminate it.

As of December 31, 2017, Kymeta had not yet provided the required tools to verify the performance criteria, and therefore first annual purchase target period under the agreement had not commenced. The Company is currently in discussions with Kymeta regarding the performance criteria.

Employment Agreements

The Company is a party to employment agreements with Chief Executive Officer, Chief Financial Officer, Chief Technical Officer, and Chief Operations Officer, who are members of management. The agreements call for salary amounts of between $100,000 and $125,000 per annum through December 2019. The agreements also contain certain bonus and severance provisions, and increases based on certain performance metrics as defined.

Note 6 – Convertible Instruments

Convertible Promissory Notes

Between September 16, 2017 and November 7, 2017 the Company issued short term unsecured convertible promissory notes for an aggregate principal amount of $250,000. Each promissory note bear interest at the rate of 10% per annum and are automatically convertible at a price of $0.50 per common share upon the closing of a Qualified Offering as per the agreement. All promissory notes had a maturity date of December 31, 2017 unless converted.

On December 28, 2017, as part of the closing of a Private Placement Offering, the promissory notes and accrued interest aggregating $5,230 were all converted into 510,460 shares of common stock. Since the contingency with the convertible notes was resolved, the Company estimated the intrinsic value of the embedded conversion option based upon the difference between the fair value of the underlying common stock and the effective conversion price embedded in the convertible note and the Company recognized $139,945 related to the beneficial conversion feature as a debt discount which was immediately amortized to interest expense.

Note 7 – Stockholders’ Equity

Authorized Capital

The Company is authorized to issue 20,000,000 shares of common stock, $0.0001 par value. The holders are entitled to one vote per share and to receive ratably dividends, if any, as may be declared by the Board of Directors out of legally available funds. Upon liquidation, dissolution or winding down of the Company, holders of common stock are entitled to share ratably in all assets of the Company that are legally available for distribution.

F-23

FMC GlobalSat Holdings, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 7 – Stockholders’ Equity, continued

Common Stock & Warrants

The Company sold 2,500,000 shares of common stock to its founders for an aggregate price of $250 in September 2017. On December 28, 2017, the Company issued to the original founders of the FGH, warrants to purchase up to 500,000 shares of common stock of the Company at a per share exercise price of $1.00. The warrants, based on the terms of the agreement, will expire five years from the date of the grant and were fully vested upon the date of issuance.

The Company sold 1,503,000 shares of common stock in a private placement for an aggregate price of $1,503,000 on December 28, 2017. The Company has received net cash proceeds of $1,316,859 relating to this transaction. The Company also issued to the private placement offering investors, warrants to purchase up to 751,500 shares of common stock of the Company at a per share exercise price of $2.50. The warrants, based on the terms of the agreement, will expire five years from the date of the grant and were fully vested upon the date of issuance.

The following is a summary of the Company’s warrant activity:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Life In Years
Outstanding April 19, 2017 (inception)	-	$-	-
Granted	1,251,500	1.90	4.99
Exercised	-	-	-
Forfeited	-	-	-
Outstanding December 31, 2017	1,251,500	$1.90	4.99

Exercisable, December 31, 2017	1,251,500	$1.90	4.99

The following table presents information related to warrants outstanding and exercisable at December 31, 2017:

Warrants Outstanding		Warrants Exercisable
Exercise Price	Outstanding Number of Options	Weighted Average Remaining Life In Years	Exercisable Number of Options
$1.00	500,000	4.99	500,000
2.50	751,500	4.99	751,500
	1,251,500	4.99	1,251,500

Note 8 – Stock Based Compensation

Stock Options

On November 16, 2017, the Company adopted a “Stock Incentive Plan” to award directors, executive officers, and key employees with stock options, stock appreciation rights, performance awards, restricted stock and/or other stock-based awards. The maximum aggregate number of shares that may be awarded and sold under the plan is 1,000,000 shares. There were no options granted as of December 31, 2017.

F-24

FMC GlobalSat Holdings, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 9 - Income Taxes

Income Taxes

The approximate tax effects of temporary and permanent differences that give rise to deferred tax assets as of December 31, 2017 are presented below:

Deferred Tax Assets:
Net Operating loss carryover	204,886

Total Deferred Tax Asset	204,886
Valuation allowance	(204,886)

Deferred Tax Asset, Net of Valuation Allowance	-

A reconciliation of the provision for income taxes with the amounts computed by applying the statutory Federal income tax rate to income from operations before the provision for income taxes is as follows:

U.S. federal statutory rate	(34.0)%
State taxes, net of federal benefit	(5.5)%
Change in tax rate	13.0%
Permanent differences	0.2%
Valuation allowance	26.3%
Effective income tax rate	-%

The income tax benefit for the period from April 19, 2017 (inception) to December 31, 2017 consists of the following:

Federal
Current	$-
Deferred	(162,362)
State and Local
Current	-
Deferred	(42,524)
Change in valuation allowance	204,886
Effective income tax rate	$-

The Company plans to file its income tax returns in the U.S. federal jurisdiction and the various state jurisdictions. As of December 31, 2017, the Company has not yet filed its initial corporate tax returns.

At December 31, 2017, the Company had approximately $773,000 of federal and state net operating losses that may be available to offset future taxable income. The Company will not be able to utilize these carry-forwards until its initial corporate tax returns are filed. The net operating loss carry over, if not utilized, will expire 20 years from the date that the Company’s initial tax returns are filed for federal and state tax purposes.

The Company assesses the likelihood that deferred tax assets will be realized. If the extent that realization is not likely, a valuation allowance is established.  Based upon the Company’s losses since inception, management believes that it is more likely than not that future benefits of deferred tax assets will not be realized and has therefore established a full valuation allowance as of December 31, 2017.

F-25

FMC GlobalSat Holdings, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 9 - Income Taxes - continued

Income Taxes – continued

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act makes broad and complex changes to the U.S. tax code that potentially will affect the Company’s year ending December 31, 2018.

The changes included in the Tax Act are broad and complex. The final transition impacts of the Tax Act are difficult to assess, due to, among other things, changes in interpretations of the Tax Act, any legislative action to address questions that arise because of the Tax Act, any changes in accounting standards for income taxes or related interpretations in response to the Tax Act, or any updates or changes to estimates the company has utilized to calculate the transition impact. The SEC has issued rules that would allow for a measurement period of up to one year after the enactment date of the Tax Act to finalize the recording of the related tax impacts. The Company does not believe that the impact of the Tax Act will be material to the financial statements.

Note 10 – Subsequent Events

Additional Funding from Private Placement Offering

During January 2018, the Company sold an additional 190,000 of common stock with a par value of $0.0001 at a price of $1.00 per share for a total amount of $190,000 and issued warrants to these stockholders for the purchase of 95,000 shares of common stock at an exercise price of $2.50 per share. The warrants will expire five years from the date of the grant and were fully vested upon the date of issuance.

Operating Leases

The new office operating lease effective date has changed to March 1, 2018 and will expire on February 29, 2020.

F-26

FMC GLOBALSAT HOLDINGS, INC.

3,049,960 Shares

Common Stock

PROSPECTUS

August 1, 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the issuance and distribution of the securities being registered are:

SEC Registration Fee	$506
Accounting Fees and Expenses	$7,500
Legal Fees and Expenses	$25,000
Miscellaneous Fees and Expenses	$11,994
Total	$45,000

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation. The Company’s Bylaws provide that it will indemnify its directors and officers against expenses actually and necessarily incurred in connection with the defense of any action, suit, or proceeding in which they, or any of them, were made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Company, or of such other corporation, except in relation to matters as to which any such director or officer or person shall have been adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of any duty owed to the Company.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any: (i) breach of a director’s duty of loyalty to the corporation or its stockholders; (ii) act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; (iii) unlawful payment of dividends or redemption of shares; or (iv) transaction from which the director derives an improper personal benefit. The Company’s Certificate of Formation provides that its directors are not personally liable to the Company or its stockholders for monetary damages for breaches of fiduciary duties to the fullest extent permitted by the Delaware General Corporation Law. These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

Section 145(g) of the Delaware General Corporation Law permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation. We are in the process of entering into a policy to provide director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act.

The Company has not entered into any indemnity agreements with its officers or directors. There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

II-1

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

Between April 19, 2017 (inception) and the date of this filing, the Company made sales of the following unregistered securities:

Original Issuances of Stock

Formation of FMC GlobalSat Holdings, Inc.

In connection with our formation in August 2017, we sold an aggregate of 2,500,000 shares of our Common Stock to our founders, Sean Martin, Brett Nesland and Mitchell Lampert, for an aggregate of $250. All of such issuances were believed to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

Bridge Financing

In October 2017, the Company effected a Bridge Loan in the principal amount of $250,000, pursuant to which it issued convertible promissory notes (the “Bridge Notes”) to investors. Upon execution of the merger agreement with FMC GlobalSat, Inc. in October 2017, the Company forwarded $150,000 of such Bridge Loan to FMC GlobalSat, for working capital and expenses of the transaction contemplated under the acquisition of FMC GlobalSat by the Company. The balance of the funds from the Bridge Notes were retained by the Company for expenses of the Bridge Loan, the December 2017 Place Placement, the acquisition of FMC GlobalSat and for working capital. Upon the closing of the acquisition of FMC GlobalSat, the Bridge Notes automatically converted into a total of 510,460 shares of the Company’s Common Stock at a price of $.50 per share.

December 2017 Private Placement

On December 28, 2017 and January 29, 2018, the Company sold 1,503,000 units to 17 accredited investors and 190,000 units to 8 accredited investors, respectively, at a price of $1.00 per unit, with each unit consisting of (i) one share of Common Stock and (ii) one-half 5-year warrant to purchase one-half share of Common Stock at an exercise price of $2.50 per share. On December 28, 2017, simultaneous with the first closing of the private placement, the Company acquired all of the issued and outstanding securities of FMC GlobalSat, in exchange for 10,500,000 shares of Common Stock to all shareholders of FMC GlobalSat.

Stock Options

Since our inception, we have not granted stock options under our 2017 Equity Compensation Plan.

Securities Act Exemptions

We deemed all of the above offers, sales and issuances of our shares of Common Stock and warrants to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, including Regulation D and Rule 506 promulgated thereunder, relative to transactions by an issuer not involving a public offering. All purchasers of securities in transactions exempt from registration pursuant to Regulation D represented to us that they were accredited investors and were acquiring the shares for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from such registration.

All certificates representing the securities issued in the transactions described in this Item 15 included appropriate legends setting forth that the securities had not been offered or sold pursuant to a registration statement and describing the applicable restrictions on transfer of the securities. There were no underwriters employed in connection with any of the transactions set forth in this Item 15.

II-2

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description

3.1	Certificate of Formation of FMC GlobalSat Holdings, Inc. (1)

3.2	Bylaws of FMC GlobalSat Holdings, Inc. (1)

4.1	Form of Investor Warrant (1)

4.2	Form of SMB Warrant (1)

5.1	Opinion of Ian S. Thompson (2)

10.1	Form of Subscription Agreement for FMC GlobalSat Holdings, Inc.’s December 2017 private placement (1)

10.2	FMC GlobalSat Holdings, Inc. 2017 Equity Incentive Plan (1)

10.3	Form of FMC GlobalSat Holdings, Inc. Stock Option Agreement (1)

10.4	Employment Agreement, dated December 28, 2017, between of FMC GlobalSat Holdings, Inc. and Emmanuel Cotrel (1)

10.5	Employment Agreement, dated December 28, 2017, between of FMC GlobalSat Holdings, Inc. and Adam Ferguson (1)

10.6	Employment Agreement, dated December 28, 2017, between of FMC GlobalSat Holdings, Inc. and Christopher MacDonald (1)

10.7	Employment Agreement, dated December 29, 2017, between of FMC GlobalSat Holdings, Inc. and Robert Kubat (1)

10.8	Master Agreement between Kymeta Corporation and FMC GlobalSat, Inc, dated May 4, 2017 (2)

21.1	List of Subsidiaries of FMC GlobalSat Holdings, Inc. (1)

23.1	Consent of Marcum LLP (3)

23.2	Consent of Ian S. Thompson (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

(1)      Incorporated by reference to  Form S-1 filed with the Securities and Exchange Commission on May 14, 2018.

(2)      Incorporated by reference to  Form S-1/A filed with the Securities and Exchange Commission on July 18, 2018.

(3)      Filed herewith

II-3

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York on August 1, 2018.

FMC GLOBALSAT HOLDINGS, INC.

By:	/s/ Emmanuel Cotrel
Name: Emmanuel Cotrel
Title: Chief Executive Officer

By:	/s/ Robert Kubat
Name: Robert Kubat
Title: Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors FMC GlobalSat Holdings, Inc., a Delaware corporation (the “Company”), do hereby constitute and appoint Emmanuel Cotrel as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Emmanuel Cotrel	Chief Executive Officer and Director	August 1, 2018
Emmanuel Cotrel	(Principal Executive Officer)

/s/ Robert Kubat	Chief Financial Officer	August 1, 2018
Robert Kubat	(Principal Financial and Accounting Officer)

/s/ Adam Ferguson	Director	August 1, 2018
Adam Ferguson

/s/ Chris MacDonald	Director	August 1, 2018
Chris MacDonald

/s/ Edward M. Stern	Director	August 1, 2018
Edward M. Stern

 II-6